As filed with the Securities and Exchange Commission on February 27, 2006
                                                           Registration No. 333-

                               ------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                         LocatePLUS Holdings Corporation
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                       7379                 04-3332304
(State or Other Jurisdiction of     (Primary Standard     (I.R.S. Employer
Incorporation or Organization)         Industrial            Identification
                                     Classification              Number)
                                      Code Number)

                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
   (Address and telephone number of principal executive offices and principal place of business)
                               ------------------
                                Jon R. Latorella
                      President and Chief Executive Officer
                         LocatePLUS Holdings Corporation
                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
            (Name, Address, and Telephone Number of Agent for Service)
                               ------------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                    ----------------------------------------
                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS  PROPOSED MAXIMUM     PROPOSED MAXIMUM
OF SECURITIES TO BE    AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
REGISTERED            REGISTERED (1)         SHARE (2)             PRICE (2)        REGISTRATION FEE (2)
Common Stock, $.01
par value per share          2,634,708  $               2.85  $          7,508,918  $              803.45

(1) Pursuant to a private placement that concluded on August 15, 2005, the Registrant issued a series of promissory notes convertible into up to 1,810,928 shares of the Registrant's capital stock and common stock purchase warrants exercisable for up to 823,780 shares of the Registrant's capital stock. All of the notes converted.
(2) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the closing price of the Registrant's Common stock as reported on the OTCBB on February 24, 2006, which was $2.85 per share.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                             DATED FEBRUARY 27, 2006

                               [GRAPHIC  OMITED]


     LOCATEPLUS  HOLDINGS  CORPORATION

     PROSPECTUS

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus, which was filed with the Securities and Exchange Commission, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2006

                         LOCATEPLUS HOLDINGS CORPORATION

                 2,634,708 Shares of Common Stock $.01 par value






This prospectus relates to the offer and sale from time to time of up to 1,810,928 shares of our Common Stock, and up to 823,780 shares of our Common Stock issuable upon the exercise of currently exercisable common stock purchase warrants held by certain selling stockholders named in this prospectus.

The prices at which these stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

Our Common Stock is listed on the Over the Counter Bulletin Board under the symbol "LPHC." On February 24, 2006, the last reported sale price of our common stock was $2.85 per share.


     INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY REVIEW THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS", WHICH BEGINS ON PAGE 5, BEFORE YOU MAKE AN INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THEIR OFFER OR SALE, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This prospectus is dated February 27 2006.

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
Prospectus  Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Forward-Looking  Statements . . . . . . . . . . . . . . . . . . . . . . . .    9
Use  of  Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Dividend  Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Selling  Security  Holders. . . . . . . . . . . . . . . . . . . . . . . . .    9
Plan  of  Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Selected  Consolidated  Financial  Data . . . . . . . . . . . . . . . . . .   15
Management's Discussion and Analysis of Financial Condition and Results of
   Condition and Results of Operations. . . . . . . . . . . . . . . . . . .   16
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Executive  Officers  and  Directors . . . . . . . . . . . . . . . . . . . .   31
Organization  Within  the  Past  Five  Years. . . . . . . . . . . . . . . .   37
Certain  Relationships  and  Related  Transactions. . . . . . . . . . . . .   38
Market  for  Common  Equity . . . . . . . . . . . . . . . . . . . . . . . .   39
Principal  Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Description  of  Capital  Stock . . . . . . . . . . . . . . . . . . . . . .   42
Shares  Eligible  for  Future  Sale . . . . . . . . . . . . . . . . . . . .   45
Transfer  Agent  and  Registrar . . . . . . . . . . . . . . . . . . . . . .   45
Legal  Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Additional  Information . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Index  to  Financial  Statements     F-1

                                     * * *

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information in this prospectus regarding us and the risks associated with purchasing our securities.

                                   OUR COMPANY
                                   -----------

     We are a provider of public information via our proprietary data integration solutions through our wholly-owned subsidiaries, LocatePLUS Corporation, Worldwide Information, Inc., Certifion Corporation (d/b/a Entersect), Dataphant, Inc., and Metrigenics, Inc. (together with LocatePLUS Holdings Corporation, we refer to these companies collectively as the "LocatePLUS Group").

     Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information , that enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine, using complete or partial information.

     Since March 1, 2000, we have maintained a database that is accessible through the Internet known as LocatePLUS. Our LocatePLUS database contains searchable and cross-referenced public information about individuals throughout the United States, including individuals' names, addresses, dates of birth, bankruptcies, social security numbers, prior residences and probable acquaintances (such as neighbors and other individuals sharing a residence) and, in certain circumstances, real estate holdings, liens, judgments, drivers' license information and motor vehicle records. Information in our LocatePLUS database is integrated in a manner that allows users to access it rapidly and efficiently. During December 2002, we launched another version of our LocatePLUS database that is accessible using certain wireless devices manufactured by third parties, such as personal digital assistants and e-mail capable pagers. We refer to that product as LocatePLUS AnyWhere .

     Our wholly-owned subsidiary, Certifion Corporation (d/b/a Entersect), has offered on-line self-certification products since September 2003. Metrigenics, Inc., another wholly-owned subsidiary, was formed in January 2004 to develop methods for using DNA to determine biometrics, such as height, body-type, foot and hand size, head shape, facial features, and ethnic origin.

                             SUMMARY OF THE OFFERING
                             -----------------------

     This offering relates to the offer and sale of up to 1,810,928 shares of our Common Stock, and up to 823,780 shares of our Common Stock issuable upon the exercise of currently exercisable common stock purchase warrants held by certain selling stockholders named in this prospectus. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any of the proceeds from the sale of the shares. We estimate our total registration costs to be $27,000.

     The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the methods described in this prospectus when disposing of shares or interests therein.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act of 1933 and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act of 1933.

                IMPORTANT NOTE CONCERNING OUR FINANCIAL CONDITION
                -------------------------------------------------

     Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. Our management estimates that our projected cash flow from operations, plus our cash reserves, will be sufficient to permit us to continue our current level of operations for at least twelve months from the date of this prospectus. However, we plan to increase our sales and marketing, product development, and administrative expenses. We will not receive any of the proceeds from the sale of the shares covered by this prospectus. For more information on this matter, you should review our financial statements, which begin on page F-1 of this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE
            ---------------------------------------------------------

     The  following  table  outlines  our capital stock as of February 24, 2006:

Shares  of  Class  A  Voting  Common  Stock  outstanding          6,214,738(1)

(1) Assuming no exercise or conversion of warrants and options to purchase 2,353,203 shares of Common Stock outstanding as of February 24, 2006.

                                HOW TO CONTACT US
                                -----------------

     Our executive offices are located at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915. Our phone number is (978) 921-2727. Our website is http://www.locateplus.com. Information on our website is not intended to be incorporated into this prospectus.

                                      * * *

                                  RISK FACTORS

     Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase any of our securities. We have not attempted to rank the following risks in order of their likelihood.

                          RISKS RELATED TO OUR BUSINESS
                          -----------------------------

OUR FINANCIAL STATEMENTS WERE PREPARED ON THE ASSUMPTION THAT WE WILL CONTINUE AS A GOING CONCERN, AND OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT AS TO THAT ASSUMPTION.

     Our financial statements were prepared on the assumption that we will continue as a going concern, and our independent accountants have expressed doubt as to that assumption. If sufficient capital is not available, we would likely be required to reduce or discontinue our operations. We plan to increase our sales and marketing, product development, and administrative expenses. We will not receive any of the proceeds from the sale of the shares covered by this prospectus. As a result, we may be required to raise additional capital, which may not be available to us on favorable terms, if at all. If we are unable to generate sufficient cash from operations and we are unable to raise additional capital, we will be forced to discontinue some or all of our operations, reduce the development of some or all of our products, or reduce our workforce, all of which would materially adversely affect our business.

WE HAVE A HISTORY OF LOSSES, EXPECT FUTURE LOSSES AND CANNOT ASSURE YOU THAT WE WILL ACHIEVE PROFITABILITY.

     We have incurred significant net losses since our inception. We incurred net losses of approximately $4.4 million in 2003, $7.5 million in 2004 and $4.2 million for the nine months ended September 30, 2005. Our accumulated deficit as of September 30, 2005 was approximately $34 million. We anticipate that our expenses relating to our sales and marketing and product development, as well as our general and administrative expenses, to stabilize in the foreseeable future. To achieve profitability, we must generate more revenue than we have in prior years. Even if we ultimately achieve profitability, we may not be able to sustain or increase our profitability. If our revenue grows more slowly than we anticipate, or if our operating expenses exceed our expectations, our operating results and financial condition will be adversely affected. For more information on our history of losses, you should review our financial statements, which are included in this prospectus beginning on page F-1.

OUR RIGHT TO USE CERTAIN THIRD PARTY DATA IS SUBJECT TO TERMINATION BY OUR CURRENT DATA PROVIDERS. ANY SUCH TERMINATION COULD DISRUPT OUR BUSINESS.

     We obtain our data from a variety of sources. Some of our data providers may terminate our right to use their data in their sole discretion and without any recourse to us. If our access to certain data sources is restricted, there can be no assurance that we would be able to obtain and integrate replacement data on a timely basis. In such an event, our products would likely be less attractive to current and potential customers and our revenue would likely decrease, which could materially adversely affect our business.

OUR FUTURE QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR SECURITIES.

     You should not rely on quarter-to-quarter comparisons of our historical results as an indication of our future performance. If our quarterly operating results do not meet the expectations of our investors, the market price of our securities will likely decline. Our future quarterly results may fluctuate as a result of many factors, some of which are outside our control, including:

- legal and regulatory developments that may adversely affect our ability to collect or disseminate data;
- the timing, introduction and commercialization of our new products and services (including the integration of additional datasets into our databases);
- increased unemployment in the United States, which may result in reduced use of our products by human resources personnel;
-    the  potential  costs  of  protecting  our  intellectual  property rights;
- the operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the retention of key personnel, the addition of new employees and the acquisition and integration of new datasets;

-    the introduction of similar or substitute databases by our competitors; and
- the timing and establishment of our marketing and channel partnership arrangements.

WE HAVE LIMITED PRODUCT OFFERINGS, AND IF DEMAND FOR THESE PRODUCTS DECLINES OR FAILS TO DEVELOP AS WE EXPECT, OUR REVENUE WILL DECLINE.

     We derive the majority of our current consolidated net revenue from two products. Specifically, in the year ended December 31, 2004, and in the nine months ended September 30, 2005, we derived substantially all of our recurring consolidated revenue from our CD-ROM-based Worldwide Information and Internet-based LocatePLUS products. We expect that revenue from our Internet-based and CD-ROM-based products will continue to account for a significant portion of our total revenue for the foreseeable future. As a result, continued and widespread market acceptance of our existing products is critical to our future success. We cannot assure you that our current products will achieve market acceptance at the rates at which we expect, or that demand for our products will continue to grow. If our products do not achieve increasing market acceptance, our revenue would most likely decline and our financial condition would be adversely affected.

WE OBTAIN DATA FROM A VARIETY OF SOURCES. IF WE ARE UNABLE TO OBTAIN NECESSARY DATA, OUR PRODUCTS MAY NOT BE ATTRACTIVE TO OUR TARGET CUSTOMERS.

     Sources of our data include both private and government data providers, including federal, state and local government agencies. From time to time, certain sources of publicly available data, such as state motor vehicle registries, have refused to release data to us. As a result, we have, on occasion, been forced to obtain such data through the exercise of our rights under the Freedom of Information Act. Such efforts can be costly and time consuming, and we cannot guarantee that we will be able to successfully acquire such data on a consistent basis. From time to time, we may also be required to license or purchase additional data to expand our product offerings or maintain our databases. We cannot assure you that such third-party licenses will be available to us on commercially reasonable terms, or at all. Our inability to maintain or obtain any third-party license required to sell or develop our products or product enhancements could require us to obtain substitute data, which may be less current. In such an event, our products would likely be less attractive to current and potential customers and our revenue would likely decrease, which could materially adversely affect our business.

IF WE CANNOT INTEGRATE, UPDATE AND IMPROVE OUR PRODUCTS, OUR PRODUCTS MAY BE LESS ATTRACTIVE TO OUR TARGET MARKET, WHICH WOULD ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION.

     We must continuously update our databases so that we may provide datasets to customers that are accurate and current. We must also integrate additional datasets for our products to remain competitive. Updating our databases and integrating additional datasets are time-consuming processes and often require extensive resources, as we often obtain public documents in a form that is not suitable for use in any of our products. For example, we often receive "raw data" on electronic tape media from state motor vehicle licensing agencies that must be modified so that it can be searched rapidly based upon partial information. We can give no assurance that we will have adequate resources to update our datasets or to integrate new datasets. If we are unable to update our datasets or integrate new datasets, our products are likely to be less desirable to our target market than those of our competitors, and our sales and financial condition would be adversely affected.

THE MARKET FOR DATABASE PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THIS MARKET.

     Our industry is intensely competitive and we expect competition to continue to increase from both existing competitors and new market entrants. Many of the companies that currently compete with us, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets. We may have inadequate resources to compete against such businesses.

     For  example,  our  LocatePLUS  product  competes with products offered by:
-     confi-chek.com;
-     FlatRateInfo;

-     Accurint;
-     ChoicePoint;  and
-     Lexis-Nexis.

     Our Worldwide Information product primarily competes with the registries of motor vehicles of various states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information product.

We cannot assure you that we will be able to compete successfully against these or other current and future participants in our markets or against alternative technologies, nor can we assure you that the competitive pressures that we face will not adversely affect our business.

WE FACE RISKS ASSOCIATED WITH OUR STRATEGIC ALLIANCES, WHICH COULD LIMIT OUR ABILITY TO INCREASE OUR MARKET SHARE.

     From time to time, we enter into "channel partner" arrangements and similar strategic alliances, through which we license access to our databases to third parties in exchange for royalties. We can give no assurance that we will be able to identify and secure appropriate channel partners or that any channel partner arrangements will be profitable. If we are unable to enter into appropriate channel partner arrangements, use of our database may not grow sufficiently to meet our business objectives. Disruptions in our relations with our channel partners may adversely effect our financial condition and the results of our operations.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE AND EXPAND OUR DISTRIBUTION CHANNELS. WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN THESE EFFORTS.

     To date, we have sold our products primarily through our direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships, such as channel partner arrangements. We may not be able to successfully expand our tele-sales force or other distribution channels, and any such expansion, if achieved, may not result in increased revenue or profits.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS THAT MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

     Our products consist of publicly available, third-party data that we organize to permit rapid and effective computerized searches. Because our datasets consist of publicly available data, we cannot prevent competitors from developing equivalent databases. We anticipate that our success will depend, in part, on our proprietary data integration and linking methodologies. We have not obtained, and do not anticipate that we will obtain, patent protection for these methodologies. We rely on trade secret rights, confidentiality agreements and procedures and licensing arrangements to establish and protect our proprietary rights with respect to our data integration methodologies. Despite our efforts, third parties could attempt to copy or otherwise obtain and make unauthorized use of our products or independently develop similar products.

WE FACE SIGNIFICANT SECURITY RISKS RELATED TO OUR ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION. IF WE ARE UNABLE TO ADEQUATELY PROTECT CERTAIN
CONFIDENTIAL INFORMATION, OUR REPUTATION AND BUSINESS WOULD BE ADVERSELY AFFECTED, AND WE COULD BE SUBJECT TO LIABILITY IN CERTAIN JURISDICTIONS.

     We rely on commercially available encryption software and other technologies to provide system security and to effect secure transmission of confidential information, such as credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the security measures used by us to protect customer transaction data. If our security systems were to be compromised, it could have a material adverse effect on our reputation and business and, under the laws of certain jurisdictions, we may be subject to significant liabilities and reporting obligations. A party who is able to circumvent our security measures could misappropriate our information, cause interruptions in our operations, damage our reputation and customers' willingness to use our products and subject us to possible liability under applicable states' privacy laws. We may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches.

OUR PRODUCTS MAY HAVE UNKNOWN DEFECTS WHICH COULD HAVE ADVERSE EFFECTS ON OUR CUSTOMER RELATIONS AND FINANCIAL RESULTS.

     Datasets as complex as those that we develop may contain undetected defects or errors. For example, our products may contain unknown defects due to errors in the data that we purchase from our data providers. Despite testing, defects or errors may occur in our existing or new products, which could make them less attractive to our target markets. As a result, defects and errors in our datasets could result in loss of revenue or market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation and an adverse effect on our business, financial condition and results of operation.

DEFECTS  OR  ERRORS  COULD  RESULT  IN  PRODUCT LIABILITY CLAIMS THAT MAY NOT BE
COVERED  BY  OUR  INSURANCE.

     Our datasets may contain errors, which may give rise to claims against us. We generally disclaim all warranties on the data we include in our products. However, our disclaimers may not be enforceable. In such an event, or if liabilities arise that are not contractually limited, our business could be adversely affected. We currently do not maintain professional liability insurance, and our general liability insurance may not cover claims of this nature.

WE  MAY  ENCOUNTER  DIFFICULTIES  MANAGING  OUR  PLANNED  GROWTH.

     We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Any growth of our business may place a strain on our managerial and financial resources.

IF WE ARE NOT ABLE TO HIRE, INTEGRATE OR RETAIN QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AS PRESENTLY CONDUCTED.

     The recent growth in our business has resulted in an increase in the responsibilities of our personnel. Several of our personnel are presently serving in more than one capacity. Competition for experienced and qualified personnel in our industry is intense. We may not be able to retain our current key employees, or attract, integrate or retain other qualified personnel in the future. If we do not succeed in attracting new personnel or in integrating, retaining and motivating our current personnel, our business could be harmed.

WE DEPEND ON OUR KEY EMPLOYEES FOR OUR FUTURE SUCCESS; THE LOSS OF ANY OF OUR KEY EMPLOYEES COULD DELAY OUR PLANNED GROWTH AND LIMIT OUR ABILITY TO ACHIEVE PROFITABILITY.

     Our success depends to a significant extent on the performance and continued service of our senior management and other key employees, and particularly those of our President and Chief Executive Officer, Mr. Jon R. Latorella. We have no employment agreements with any of our employees. The loss of the services of any of our senior management or any of our other key employees would disrupt our operations and would delay our planned growth while we worked to replace those employees. We do not maintain "key man" life insurance on any of our employees. As a result, if any of our key employees were to die or become unable to provide services for us, our operations would be disrupted and we would have no means of recovering any resulting losses.

WE DO NOT CURRENTLY PAY DIVIDENDS, NOR DO WE ANTICIPATE DOING SO IN THE IMMEDIATE FUTURE. ACCORDINGLY, THERE IS NO ASSURANCE THAT WE WILL PAY DIVIDENDS IN THE FUTURE.

     We have never declared or paid a dividend. At this time, we do not anticipate paying any dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends. The timing and amount of any future dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business. You should not purchase our securities on the expectation of future dividends.

                          RISKS RELATED TO OUR INDUSTRY
                          -----------------------------

EXISTING GOVERNMENT REGULATIONS AND INDUSTRY STANDARDS MAY LIMIT OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA. IF OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA IS LIMITED, OUR REVENUES WILL DECREASE AND OUR FINANCIAL CONDITION WILL BE
ADVERSELY AFFECTED. WE MAY ALSO BE SUBJECT TO LIABILITY ARISING FROM SUCH REGULATIONS.

Much of the data we provide is subject to regulation by the Federal Trade Commission under the Federal Fair Credit Reporting Act and Title V of the Financial Services Modernization Act (which is also referred to as the "Gramm-Leach-Bliley Act"), and by various other federal, state and local regulatory authorities pursuant to a variety of laws. These laws and regulations are designed to protect individuals from the misuse of their personal information.

     We have not engaged counsel or any other third party to review our activity in light of these laws and regulations, although we believe that our activities do not violate any law specifically applicable to the dissemination of data concerning individuals. However, our belief may be incorrect, and we may be in violation of laws governing the dissemination of data. In such a case, we may be subject to enforcement action by regulatory agencies and claims against us by individuals (to the extent such laws permit private rights of action). Any such claims could significantly disrupt our business and operations. We do not currently maintain liability insurance to cover such claims.

FUTURE GOVERNMENT REGULATION MAY FURTHER LIMIT OUR ABILITY TO PROVIDE OUR PRODUCTS TO CUSTOMERS AND CAUSE US TO LOSE REVENUE.

     Future laws or regulations that further restrict the use of personal or public record information could disrupt our business and could cause us to lose revenue. For example, if laws were enacted that restricted our use of Social Security numbers, our ability to provide meaningful data to our customers would be adversely affected. If we are unable to respond to regulatory or industry standards effectively, our business, financial condition and results of operation would be adversely affected. Our future success will depend, in part, on our ability to enhance and improve the responsiveness, functionality and features of our products and services in accordance with newly-imposed regulatory or industry standards, of which we can give no assurance.

WE COULD FACE LIABILITY BASED ON THE NATURE OF OUR SERVICES AND THE CONTENT OF THE MATERIALS THAT WE PROVIDE.

     We may face potential liability from individuals, government agencies or businesses for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the data contained in our products. Although we carry a limited amount of general liability insurance, our insurance may not cover claims of these types and may not be adequate to indemnify us for liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or which is in excess of our insurance coverage, would negatively affect our reputation, business, financial condition and results of operations.


              RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES
              -----------------------------------------------------

WE HAVE A LARGE NUMBER OF SECURITIES THAT ARE AVAILABLE FOR RESALE. SALES OF THESE SECURITIES COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.

     Sales of a large number of shares of our securities in the public markets, or the potential for such sales, could decrease the trading price of our securities and could impair our ability to raise capital through future sales of our securities. As of February 24, 2006, we had 6,214,738 shares ofCommon Stock issued and outstanding. If all of our options, put rights, warrants and convertible securities issued as of December 20, 2005 were exercised as of that date, we would have had 8,567,941 shares of Common Stock issued and outstanding.

WE HAVE ISSUED A SUBSTANTIAL NUMBER OF WARRANTS AND OTHER CONVERTIBLE SECURITIES. OUR WARRANTS AND CONVERTIBLE SECURITIES MAY CAUSE THE TRADING PRICE OF OUR SECURITIES TO DECLINE, AND MAY LIMIT OUR ABILITY TO RAISE CAPITAL FROM OTHER SOURCES.

     As of February 24, 2006, there were 2,353,203 shares of Common Stock issuable upon the exercise of options and warrants

While these securities are outstanding, the holders will have the opportunity to profit from a rise in the price of our securities with a resulting dilution (upon exercise or conversion) in the value of the interests of our other security holders. Our ability to obtain additional financing during the period these convertible securities are outstanding may be adversely affected and their existence may have a negative effect on the price of our securities. The holders of these securities are likely to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to us than those of the outstanding warrants and convertible promissory notes.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

     Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price or at any price.

"PENNY  STOCK"  RULES  MAY  MAKE  BUYING  OR  SELLING  OUR SECURITIES DIFFICULT.

     Trading in our securities is subject to the Securities and Exchange Commission's "penny stock" rules, and we anticipate that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

WE MAY SELL ADDITIONAL SHARES IN THE FUTURE, WHICH COULD CAUSE THE PRICE OF OUR SECURITIES TO DECLINE.

     We currently have 25,000,000 shares of Common Stock. As a result, we have substantial amounts of authorized but unissued capital stock. Our Second Amended and Restated Certificate of Incorporation and applicable provisions of Delaware law provide that we may issue authorized capital stock at the approval of our Board of Directors, and no stockholder vote or other form of stockholder approval is required for us to issue such capital stock. Consequently, we could issue shares of either class of our common stock in connection with future financings or acquisitions or in conjunction with equity compensation arrangements. The offering prices in connection with those future issuances could be less than the current sales prices of our securities. Any future issuances of any of our securities could cause the trading price of our securities to decline.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

     Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

COMPLIANCE WITH THE RULES ESTABLISHED BY THE SEC PURSUANT TO SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 WILL BE COMPLEX. FAILURE TO COMPLY IN A TIMELY MANNER COULD ADVERSELY AFFECT INVESTOR CONFIDENCE AND OUR STOCK PRICE.

     Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to perform an annual assessment of our internal controls over financial reporting, certify the effectiveness of those controls and secure an attestation of our assessment by our independent registered public accountants. Currently, this requirement will first apply to us during the preparation and filing of our annual report for fiscal year 2007. The standards that must be met for management to assess the internal controls over financial reporting as now in effect are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot perform the assessment or certify that our internal controls over financial reporting are effective, or our independent registered public accountants are unable to provide an unqualified attestation on such assessment, investor confidence and share value may be negatively impacted.

IF WE FAIL TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED.

     The  assessment  required  pursuant to rules adopted by the SEC pursuant to
Section 404 of the Sarbanes-Oxley Act of 2002 may uncover weaknesses in our internal controls over financial reporting and conditions that need to be addressed, the disclosure of which may have an adverse impact on investor confidence and the price of our common stock. Failure to establish and maintain appropriate internal controls over financial reporting, or any failure of those controls once established, could adversely impact our business, financial condition or results of operations or raise concerns for investors. Any actual or perceived weaknesses and conditions in our internal controls over financial reporting that need to be addressed may have an adverse impact on the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

     Some  of  the  statements  under  "Prospectus  Summary,"  "Risk  Factors,"
"Management's  Discussion  and  Analysis  of  Financial Condition and Results of
Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the assumptions underlying our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     This prospectus relates to the resale of shares of our Common Stock which will be owned by certain investors upon the exercise of common stock purchase warrants or upon the conversion of convertible term notes. We will not receive any of the proceeds from the resale of the shares of either class of common stock owned by the selling security holders.

                                 DIVIDEND POLICY

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends or distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase any of our securities on the expectation of future dividends.

                            SELLING SECURITY HOLDERS

     This prospectus relates to the resale from time to time of shares issued upon conversion of a series of convertible term notes and warrants that we issued in connection with a private offering completed on August 15, 2005. All of the notes are converted, and the warrants are exercisable into Common Stock, par value $0.01 per share.



                                                                                 BENEFICIAL
                                                                                OWNERSHIP OF          BENEFICIAL
                                                                              SELLING SECURITY       OWNERSHIP OF
                                                                                   HOLDER               SHARES
                                                                                 PRIOR TO               AFTER
                                                                             -------------------  -----------------
                                                                                        OFFERING           OFFERING
                                                                                       NUMBER OF               -
                                                                                       SECURITIES
                                                                                        OFFERED
NAME OF SELLING SECURITY HOLDER                                               NUMBER     HEREBY    NUMBER  PERCENT
Special Situations Fund III, L.P. . . . . . . . . . . . . . . . . . . . . .   705,000     705,000       -        -
Special Situations Private Equity Fund, L.P.. . . . . . . . . . . . . . . .   705,000     705,000       -        -
SRB Greenway Capital, (QP), L.P.. . . . . . . . . . . . . . . . . . . . . .   232,030     232,030       -        -
infoUSA INC.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   141,000     141,000       -        -
Marcus, Fred. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    91,650      91,650       -        -
First Mirage, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42,300      42,300       -        -
SRB Greenway Capital, L.P.. . . . . . . . . . . . . . . . . . . . . . . . .    30,512      30,512       -        -
Hargreave Hale Nominees Ltd.. . . . . . . . . . . . . . . . . . . . . . . .    28,200      28,200       -        -
Riven Co. Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28,200      28,200       -        -
Rubin, Alan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28,200      28,200       -        -
Cape May Investors, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . .    28,200      28,200       -        -
Cary Sucoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21,390      21,390       -        -
Harvey Kohn . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21,390      21,390       -        -
Prajna Group. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21,150      21,150       -        -
SRB Greenway Offshore Operating Fund, L.P.. . . . . . . . . . . . . . . . .    19,458      19,458       -        -
Kohn, Harvey. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16,920      16,920       -        -
Molleur, Robert J. Molleur Ttee Robert J. Molleur Trust . . . . . . . . . .    15,510      15,510       -        -
Scott Sucoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,973      14,973       -        -
Lewis Mason . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,973      14,973       -        -
Bell, Nelson. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,100      14,100       -        -
Ekman, Donald . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,100      14,100       -        -
King, Terry F.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,100      14,100       -        -
Napier, Dr. James . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,100      14,100       -        -
Charles M. Seergy, Jr.. . . . . . . . . . . . . . . . . . . . . . . . . . .    14,100      14,100       -        -
Gregg M. Greenberg. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,100      14,100       -        -
Bonanza Trust Jeff Zaluda, Trustee. . . . . . . . . . . . . . . . . . . . .    12,834      12,834       -        -
Dianthus LLC Jeff Zaluda, Trustee . . . . . . . . . . . . . . . . . . . . .    12,834      12,834       -        -
Carcap Co. LLC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,152      10,152       -        -
Erb, James A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9,870       9,870       -        -
Schoenfeld Con IRA, Joel M. . . . . . . . . . . . . . . . . . . . . . . . .     9,870       9,870       -        -
LW Marjac LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,460       8,460       -        -
Roush, David L. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,460       8,460       -        -
Swingle, John R.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,460       8,460       -        -
Acree, Marion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Bernstein, Con. IRA, Hartley. . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Borne, Tim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Deck LLC, J.E.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Emig, Glenn . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Gardyn JTWROS, Jorge & Catherine M. . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Gila Products LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Glassman, Jeffrey . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Houge, Douglas & Alexis Ten. Com. . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Krinick, Ronald M.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Libs, David & Lori Libs ttees of Libs Chiropractic Def. PSP d 12/15/84. . .     7,050       7,050       -        -
Marcucilli, JTWROS Judy & Ted . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Mason, Frayda . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
O'Mahoney, John . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Pudvah, JTWROS, Dennis & Emma . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Rasmussen, Jorgen . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Rizzolo, Franco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Shapiro, Alan & July ttees T/V/A Judy Shapiro u/a/d 5/15/01 . . . . . . . .     7,050       7,050       -        -
Silverstein, Jerome . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Wolff, Alan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Wolff, Michael. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Bassin, Ira Gerald ttee FBO Ira Bassin Revocable Living Trust d 7/14/00 . .     7,050       7,050       -        -
Elliot Brooks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Edward Gutman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Dale E. Para. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Alan R. Silberman . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,050       7,050       -        -
Cohen, Marc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,640       5,640       -        -
Crowther, Scott . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,640       5,640       -        -
Kwiatek, Matthew. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,640       5,640       -        -
McGuire, JTWROS, Robert & Nancy . . . . . . . . . . . . . . . . . . . . . .     5,640       5,640       -        -
Mosenson, Gayle . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,640       5,640       -        -
Carr, James C.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,076       5,076       -        -
Golish Productions, Richard L.. . . . . . . . . . . . . . . . . . . . . . .     4,794       4,794       -        -
Gemelli, John . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,512       4,512       -        -
Eastman Family Trust 12/4/91, Raymond V. Eastman & Barbara R. Eastman ttees     4,230       4,230       -        -
Mason, Alan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,230       4,230       -        -
Schoenauer, Thomas E. . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,230       4,230       -        -
Paul J. Kerz. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,230       4,230       -        -
Greenwood Partners LP . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,906       3,906       -        -
Harte, Mary Lynn. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,666       3,666       -        -
Golish SEP IRA Richard L. . . . . . . . . . . . . . . . . . . . . . . . . .     2,820       2,820       -        -
Muffet, David . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,820       2,820       -        -
Raben, Lila Leigh . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,820       2,820       -        -
Francis Anderson. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,139       2,139       -        -
Maryellen Spedale . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,139       2,139       -        -



_________________________
*     Less  than  one  percent  of  outstanding  shares  of  class.

                              PLAN OF DISTRIBUTION

     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately  negotiated  transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

-     a  combination  of  any  such  methods  of  sale.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act of 1933. Selling stockholders who are "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act of 1933 and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act of 1933.

                                 CAPITALIZATION

     Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting Common Stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of Common Stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 shares of the new Common Stock.

The table below sets forth our capitalization as of September 30, 2005, as well as pro-forma based on the above recapitalization plan.

     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes beginning on page F-1 of this prospectus.


                                            SEPTEMBER 30,    SEPTEMBER 30,
                                               2005              2005
                                           (in thousands)    (in thousands)
                                                              Pro-Forma
DEBT:
Current portion of notes, convertible
debt and capital lease obligations. . . .  $       11,101   $    2,136
Capital lease obligations and notes,
net of current portion. . . . . . . . . .              84           84
                                           ---------------  -----------
Total Debt. . . . . . . . . . . . . . . .          11,185        2,220
                                           ---------------  -----------
STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01 per share:
Class A Voting Common Stock,
150,000,000 shares authorized;. . . . . .           1,114            -
111,424,416 shares issued and outstanding
Class B Non-Voting Common Stock,
250,000,000 shares authorized;
74,505,730 shares issued and outstanding.             745            -
Common Stock, par value $0.01 per share:.               -           55
Additional paid-in capital. . . . . . . .          26,880       37,651
Warrants. . . . . . . . . . . . . . . . .           2,410        2,410
Common stock subscriptions receivable . .            (200)        (200)
Impaired value of securities. . . . . . .            (808)        (808)
                                           ---------------  -----------
Accumulated deficit . . . . . . . . . . .         (34,474)     (34,474)
                                           ---------------  -----------
TOTAL STOCKHOLDERS' EQUITY. . . . . . . .          (4,331)       4,632
                                           ---------------  -----------
TOTAL CAPITALIZATION. . . . . . . . . . .  $        6,854   $    6,854
                                           ===============  ===========

SELECTED  CONSOLIDATED  FINANCIAL  DATA

     You should read the selected financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth on the following page for the years ended December 31, 2003 and 2004 and the balance sheet data as of December 31, 2004 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data set forth on the following page for the nine months ended September 30, 2004 and 2005 and the balance sheet data as of September 30, 2005 have been derived from our un-audited consolidated financial statements included elsewhere in this prospectus. These historical results are not necessarily indicative of results to be expected for any future period.




STATEMENTS OF OPERATIONS DATA:     NINE MONTHS ENDED SEPTEMBER 30         YEAR ENDED
                                           (UN-AUDITED)                    DECEMBER 31,
                                       2005            2004           2004           2003
                                   -------------  --------------  -------------  -------------

REVENUES:
   Information Sales
-CD-Rom . . . . . . . . . . . . .  $    369,996   $     458,004   $    550,923   $    478,278
-Online . . . . . . . . . . . . .     4,671,406       2,799,275      4,107,714      2,543,581
-Channel Partner. . . . . . . . .     3,109,902         574,156      1,028,650        263,834
-Wireless . . . . . . . . . . . .         9,435           4,625         13,095          7,417
   Engineering services . . . . .       505,000         147,200        562,200        105,667
                                   -------------  --------------  -------------  -------------
 Total revenues . . . . . . . . .     8,665,739       3,983,260      6,262,582      3,398,777
                                   -------------  --------------  -------------  -------------

COSTS AND EXPENSES:
   Costs of revenues:
    -CD-Rom . . . . . . . . . . .       106,582          67,996         96,683         91,775
    -Online and Channel Partner .     2,998,852       2,875,798      3,652,714      2,606,875
    -Engineering services . . . .       123,750               0        124,175          2,749
    -Wireless . . . . . . . . . .             0             871            870         26,025
   Selling and marketing. . . . .     1,892,015       1,039,767      1,900,984      1,049,381
   General and administrative . .     5,240,852       5,046,712      6,467,306      3,804,200
   Research & Development . . . .       163,655         239,076        316,941              0
                                   -------------  --------------  -------------  -------------
 Total operating expenses . . . .    10,525,706       9,270,220     12,559,674      7,581,005
                                   -------------  --------------  -------------  -------------
OPERATING LOSS. . . . . . . . . .    (1,859,967)     (5,286,960)    (6,297,091)    (4,182,228)
                                   -------------  --------------  -------------  -------------
OTHER INCOME (EXPENSE):
   Interest income. . . . . . . .        16,282          68,239        159,461        137,253
   Interest expense . . . . . . .    (2,244,075)       (494,887)      (747,279)      (686,315)
   Interest expense  - amort.
   of discounts . . . . . . . . .      (149,765)       (199,369)      (193,131)             0
   Other income . . . . . . . . .         1,649          25,844         30,280         40,605
   Write-off accrued license fees             0               0              0        283,500
    Impairment of Note Receivable             0               0       (500,000)             0
                                   -------------  --------------  -------------  -------------
 Net loss . . . . . . . . . . . .  $ (4,235,876)  $  (5,887,133)  $ (7,547,760)  $ (4,407,185)
                                   =============  ==============  =============  =============
BASIC AND DILUTED
NET LOSS PER SHARE. . . . . . . .  $      (0.02)  $       (0.04)  $      (0.04)  $      (0.03)
                                   -------------  --------------  -------------  -------------
SHARES USED IN
COMPUTING BASIC AND
DILUTED NET LOSS
PER SHARE . . . . . . . . . . . .   176,285,908     159,413,850    161,506,032    130,299,353
                                   -------------  --------------  -------------  -------------




                                   AS OF                AS OF
                             SEPTEMBER 30, 2005    DECEMBER 31, 2004
                            --------------------  -------------------
BALANCE SHEET DATA:             (UNAUDITED)
Cash and cash equivalents.  $           240,571   $        1,186,939
Total current assets . . .            5,078,665            2,907,173
Total assets . . . . . . .            8,066,434            7,203,201
Total current liabilities.           12,312,828            5,823,082
Total stockholders' equity           (4,330,872)          (1,223,608)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion and analysis of our consolidated financial condition and results of operations together with our unaudited consolidated financial statements and related notes included elsewhere in this report. This report contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, each as amended. Such forward-looking statements are based on current information and expectations and are subject to certain risks and uncertainties that may cause actual results to differ materially from those described. Factors that may cause such differences include but are not limited to, uncertainties relating to our ability to successfully compete in our industry, uncertainties regarding our ability to obtain financial and other resources for our product development and commercial activities, and uncertainties relating to privacy regulations. These factors, and others, are discussed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made. Further discussion of risk factors is also available in our registration statements filed with the Securities and Exchange Commission.

OVERVIEW

     The LocatePLUS Group is a business-to-business and business-to-government provider of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information , that enables users to search certain motor vehicle records and driver's license information in multiple states through a dynamic search engine, using complete or partial information. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. Since September 2003, our wholly-owned subsidiary, Certifion, has offered personal information for self-certification purposes through its Entersect product.

     We distribute our content both directly (through the Internet in the case of our LocatePLUS product and through the mail in the case of our Worldwide Information CD-ROM) and through "channel partner" arrangements, by which third-party database providers provide access to our databases in consideration for a royalty (such as job search and on-line dating sites, in the case of our Entersect product).

     On September 1, 2003, through our newly formed, wholly owned subsidiary Certifion Corporation, we acquired all the assets of Project Entersect Corporation in consideration for $62,662. The acquisition was accounted for as a purchase and is recorded and reflected with our operations from the time of purchase. The subsidiary operates under the trade name Entersect. Entersect provides a self-identification and validation service for online job posting and dating sites.

     On October 17, 2003, through our newly formed, wholly owned subsidiary Dataphant, Inc., we acquired Voice Power Technologies, Inc., a Texas-based provider of data technology. In connection with this acquisition, Voice Power Technologies, Inc. merged with and into Dataphant, Inc. As consideration for the merger, shareholders of Voice Power Technologies, Inc. received an aggregate of 2,500,000 shares of LocatePLUS Class B Non-Voting Common Stock. Through this acquisition we now have information concerning virtually all landline phone numbers in the United States and approximately 25% of United States cell phone numbers. This data has been integrated into our current product lines.

On January 6, 2004, we formed Metrigenics, Inc, a wholly-owned subsidiary to develop methods for using DNA to determine biometrics, such as height, body-type, foot and hand size, head shape, facial features, and ethnic origin. Metrigenics is developing products capable of matching DNA with facial characteristics and expects to complete development of first stage products by the fourth quarter of 2006.

     From time to time, we also provide engineering services in connection with the implementation and rollout of our channel partnership arrangements.

Although our products consist primarily of publicly available - and therefore non-proprietary - information, we integrate data in our products in a proprietary manner that allows users to access data rapidly and efficiently. In addition, our LocatePLUS product utilizes proprietary methodologies to link data from different sources associated with a given individual to a single background report, even though the sources of data with respect to a given individual may be incomplete or contain only partial information with respect to that individual.

     During the quarter ended June 30, 2003 we launched our new patent-pending Bull's-Eye technology, which is currently integrated into our LocatePLUS product. Bull's-Eye is the first search tool in our industry that allows users to correctly identify a person's current address based upon certain currently available information. Typically, when a search is performed on an individual using competing technologies, a number of addresses are pulled from a database of public records. Bull's-Eye enhances or improves the search process by cross-referencing current public utility and telephone records with historical data to more accurately identify a person's current address. We have also sought patent protection with respect to aspects of our CareerScan and TrustmeID products.

     Revenue associated with our Worldwide Information product is recognized upon delivery to the customer of a CD-ROM, provided that no significant obligations remain, evidence of the arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured. Information in our Worldwide Information product is updated and released either quarterly or twice a year. In the case of our LocatePLUS product, we charge a fee to customers, which varies based upon the type and quantity of information requested. Capitalizing on the synergies gained through the Companies acquisitions, in 2004, Worldwide was able to utilize the technology acquired through Voicepower Technologies, when it merged into Dataphant, to develop the industry's first ever searchable non-published and cell phone CD-ROM. This product became Worldwide's fastest growing CD-ROM product to date. In addition, Worldwide, using the search capabilities built into the CD-ROM search engine, has expanded beyond CD-ROMs. Worldwide recently entered into an exclusive partnership with the State of New Hampshire's Department of Safety to implement its technology on the state's Intranet. Sonia Bejjani, one of our co-founders and President of Worldwide, was profiled in "Women to Watch in 2005" by Women's Business Boston, January 2005 issue.

Revenue from our LocatePLUS product is recognized when there is either an agreed upon royalty fee or the requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectability is reasonably assured. We directly charge the credit cards of approximately 60% of our LocatePLUS customer base for fees related to their use of the LocatePLUS product. We bill the remaining approximately 40% of the customers for that product by monthly invoice. During 2004, our LocatePLUS online customer base exceeded 16,500 customers. Within that customer base, the subscriptions for ChoicePlan billing plans, which are billing plans for committed revenue per customer ranging from $25 per month to $5,000 per month, increased to 700 customers. In addition, we made a significant change to our billing practice in 2004, with the implementation of a new minimum usage fee. We expect this change will increase annual billings by at least $1 million per year.

     Revenue from our Entersect product is recognized when certifications are purchased online (and paid for via credit card) or the requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectibility is reasonably assured.

    Revenue from Dataphant is generated exclusively through inter-company sales to our other wholly owned subsidiaries and eliminated on consolidation.

     Our costs of revenue consist primarily of our costs to obtain data and software maintenance expenses, which consist primarily of payroll and related expenses for information technology personnel, Internet access and hosting charges, and expenses relating to Web content and design. We obtain our data from multiple sources, and we have entered into various license agreements with related data providers. In the nine months ended September 30, 2005 and 2004, we recorded $2,998,852 and $2,875,798 respectively, in costs related to these agreements. If any of our primary sources of data were to become unavailable to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as there are currently a number of providers of such data. However, we cannot be certain such sources will be available to us if we need them or at prices consistent with our current sources.

     Our selling and marketing expenses consist of salaries and commissions paid to sales representatives for the products that we offer, as well as direct mail advertising campaigns and magazine and Internet-banner advertisements.

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


General and administrative expenses consist of payroll and related expenses for non-sales, non-research and development and executive and administrative personnel, facilities expenses, insurance, professional services, travel and other miscellaneous expenses.

     Interest income consists of earnings on our cash and cash equivalents, short-term investments and notes receivable. Interest expense is primarily attributable to various notes issued through June 30, 2005. As of September 30, 2005, we had notes payable (current and long-term) totaling $10,883,208.

     We have incurred significant net losses since our inception. We incurred net losses of approximately $4.2 million during the nine months ended September 30, 2005 and $5.8 million during the nine months ended September 30, 2004. Our accumulated deficit as of September 30, 2005 was approximately $34 million. We raised approximately $3.8 million from sales of our equity during 2004 and approximately $9 million from the sale of equity and issuance of notes payable during the nine months ended September 30, 2005. In August 2003, we issued a put to one investor, which, subject to certain limitations, provides us the right to sell, at our discretion, up to $5 million in shares of our Class A Voting Common Stock to the investor for a purchase price equal to 95% of the lowest closing bid price for our Class A Voting Common Stock during a ten-day pricing period. The number of shares that we may sell to this investor is limited by the trading volume of our Class A Voting Common Stock and certain customary closing conditions. Under this put, we sold 2,708,637 shares for a total $651,068 in net proceeds through December 31, 2003. The remaining available under the put at December 31, 2003 was $4,348,932. Through September 30, 2005, we have issued 17,042,761 shares of Class A Voting Common Stock in connection with our exercise of the put, resulting in net proceeds of $4,846,291 to us.

On June 17, 2004 we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). On November 30, 2004, this note was amended to increase the principal amount to $4,000,000 and an additional warrant. The terms, as amended, allow for this note to convert into 6,666,667 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. One Warrant provides for the purchase of up to 1,320,000 shares of Class A Common Stock at a price of $0.45 per share, subject to customary adjustments, until June 17, 2009, and the additional Warrant provides for the purchase of up to 650,000 shares of Class A Common Stock at a price of $0.35 per share, subject to customary adjustments, until November 30, 2009. On March 31, 2005, the Company amended its convertible term note issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company. The terms, as amended, allow for this note to convert into 6,250,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.16 per share, 3,333,333 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. On July 8, 2005 the Company used $4 million from the proceeds of an offering of convertible debt to pay in full the remaining amounts due under this note. The Warrant was unaffected by this repayment. As of July 8, 2005, the balance on this note was paid in full.

In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital.

All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no unissued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. In conjunction with this offering, we also entered into related Registration Rights and Voting Agreements.

Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting common stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of common stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new common stock.

RESULTS  OF  OPERATIONS

     NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

     Revenues. Revenues from our Worldwide InformationTM CD-ROM product decreased to $369,996 for the nine months ended September 30, 2005 from $458,004 for the nine months ended September 30, 2004, a decrease of 19%. This decrease is attributable to reduced sales in certain states. Revenues from our Internet-based product, LocatePLUS, increased to $4,671,406 for the nine months ended September 30, 2005, as compared to $2,799,275 for the nine months ended September 30, 2004, an increase of 66%. Approximately $557,000 of this increase, or 30%, was due to the implementation of a minimum usage fee charged to LocatePLUS' online customers effective November 2004, which had the effect of increasing usage. Management believes that the contribution of the minimum fee to overall revenue will decrease in the future as users increase usage in excess of the minimum. Additionally, approximately $692,532 of the increase, or 37% was due to an increase in customers using the Entersect product. The remaining $622,599 increase, or 33% was due to the increase in LocatePLUS' customers from 16,910 at September 30, 2004 to 19,367 at September 30, 2005, a 14.5% increase. Revenue from channel partners increased to $3,109,902 from $574,156, an increase of 441%. The increase is attributable to gaining greater acceptance by partners for streaming XML as well as the addition of one major channel (a distribution method for our data). Revenues from our wireless product, LocatePLUS AnyWhere , were $9,435 during the nine months ended September 30, 2005 as compared to $4,625 during the nine months ended September 30, 2004, an increase of 104%. Engineering services revenue increased to $505,000 for the nine months ended September 30, 2005, as compared to $147,200 for the nine months ended September 30, 2004, an increase of 243%. From time to time, we also provide engineering services in connection with the implementation and rollout of our channel partnership arrangements.

     Costs of revenues. For the nine months ended September 30, 2005, costs of revenues for Worldwide InformationTM were $106,582 as compared to $67,996 for the nine months ended September 30, 2004, an increase of 56%. This increase is due to an increase in certain data costs. For the nine months ended September 30, 2005, our costs of revenues associated with LocatePLUS online and channel were $2,998,852 as compared to $2,875,798 for the nine months ended September 30, 2004, an increase of 4%. Costs of revenue associated with LocatePLUS are not expected to increase significantly over the next twelve months as we have acquired most of the data planned for that product.

Selling and marketing expenses. Selling and marketing expenses for the nine months ended September 30, 2005 were $1,892,015 as compared to $1,039,767 for the nine months ended September 30, 2004, an increase of 82%. This increase is attributable to an increase in the headcount of our sales staff and additional costs associated with advertising.

     General and administrative expenses. General and administrative expenses for the nine months ended September 30, 2005 were $5,240,852 as compared to $5,046,712 for the nine months ended September 30, 2004. Included in this increase is investor relations activities accounting for $797,728, of which $233,558 was non-cash stock based compensation. Investor relation expenses are not core to the operation of the company and had we not incurred these expenses, general and administrative expenses would have decreased to $4,443,124.

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


Research and Development expenses. Research and development expenses for the nine months ended September 30, 2005 were $163,655 as compared to $239,076 for the nine months ended September 30, 2004, a decrease of 31%. This decrease is due to expenses associated with certain testing conducted in 2004. These expenses are expected to remain stable unless testing proves successful in the Metrigenics subsidiary.

Interest income. Interest income decreased to $16,282 for the nine months ended September 30, 2005, from $68,239 for the nine months ended September 30, 2004. This decrease is attributable to a decrease on the balance of notes receivable from 2004.

     Interest expense. Interest expense increased to $2,393,840 for the nine months ended September 30, 2005, from $694,256 for the nine months ended September 30, 2004. $982,160 of this increase is attributable to the early payoff of certain debt and $244,501 is attributable to the amortization of financing fees associated with certain notes payable issued in the third quarter. Interest expense is expected to decrease in the future upon the conversion of note payable.

     YEAR  ENDED  DECEMBER  31,  2004  COMPARED  TO YEAR ENDED DECEMBER 31, 2003

     Revenues. Revenue from our Worldwide InformationTM CD-ROM product increased to $550,923 for the year ended December 31, 2004 from $478,278 for the year ended December 31, 2003, an increase of 15.2%. The increase was due to an increase in customers in 2004 from 2003. Revenue from our LocatePLUS and Entersect products, increased to $4,107,714 for the year ended December 31, 2004 as compared to $2,543,581 for the year ended December 31, 2003, an increase of 61.5%. Approximately $270,000 of this increase, or 10.6%, was due to the implementation of a minimum usage fee charged to LocatePLUS' online customers effective November 2004, which had the effect of increasing usage. Management believes that the contribution of the minimum fee to overall revenue will decrease in the future as users increase usage in excess of the minimum. Additionally, approximately $473,000 of the increase, or 18.6% was due to a full year of revenue for Entersect versus three months in 2003. The remaining $821,000 increase, or 32.3% was due to the increase in LocatePLUS' customers from 14,184 at December 31, 2003 to 17,632 at December 31, 2004, a 24.3%
increase. Revenue from our channel partners increased to $1,028,650 for the year ended December 31, 2004 as compared to $263,834 for the year ended December 31, 2003 an increase of 289.9%. The increase is attributed to the addition of new channel partners and additional sales to existing channel partners. As part of deploying channel partner agreements, we occasionally provide engineering services. In 2004 we recognized $562,200 in engineering revenue as compared to $105,667 recognized in 2003 an increase of 432%. These services are not recurring and are dependent on customer needs. We recognized wireless revenue of $13,095 in 2004 as compared to $7,417 in 2003, an increase of 76%. We expect online, wireless, and channel revenue to increase and CD-ROM revenue to be stable during the next twelve months.

     Costs of revenues. For the year ended December 31, 2004 our costs of revenue for Worldwide InformationTM were $96,683 as compared to $91,775 for the year ended December 31, 2003. Data costs are relatively fixed. Even as revenue from the product increases, we generally do not realize a marked increase in costs. For the year ended December 31, 2004, our costs of revenue associated with LocatePLUS and channel partner sales were $3,652,714, as compared to $2,606,875 for the year ended December 31, 2003, an increase of approximately
40%. This increase is primarily attributable to costs associated with the acquisition of new data sets. We expect costs of revenues to stabilize at about $3.5 million annually, as that amount represents the cost for the required data sets. As revenue increases, costs of revenue are not expected to increase proportionately. We allocated costs of engineering services based on time spent for engineering services. Costs of wireless revenues are primarily the cost of wireless connectivity and the amortized cost of devices sold to end users.

     Selling and marketing expenses. Selling and marketing expenses for the year ended December 31, 2004 were $1,900,984, as compared to $1,049,381for the year ended December 31, 2003, an increase of approximately 81%. This increase in expenses is attributable primarily to an increase in our marketing activities for our Entersect product, additional direct marketing performed in 2004, and an increase in our sales force. We expect selling and marketing expense to increase over the next twelve months as we focus greater efforts on increasing revenue.

     General and administrative expenses. General and administrative expenses for the year ended December 31, 2004 were $6,467,306 as compared to $3,804,200 for the year ended December 31, 2003, an increase of 70%. This increase is attributable primarily to four cost groups: legal and investor relations, employee expenditures, non-compete agreement amortization associated with the Voice Power acquisition and equipment lease terminations. The largest group-legal and investor relations-accounted for approximately $820,000 of the increase. We do not expect these expenses to continue at the same level as some, if not all, of these expenditures are either discretionary of for items we do not expect to continue. We expect expenses related to employee expenditures, which account for approximately $350,000 of the increase, to continue, as most of these expenditures relate to the build-up of customer service. The cost increase associated with non-compete agreement amortization associated with the Voice Power acquisition is a non-cash expense that will be completely amortized by October 2005. The amount of the increase associated with this amortization is approximately $140,000. The cost increase associated with equipment lease terminations accounted for approximately $75,000 of the increase. We anticipate general and administrative expenses to decrease over the next twelve months.

     Research and development expenses. Research and development expenses for the year ended December 31, 2004 were $316,941. These expenses are a result of investigation of new biometric data products through the creation of Metrigenics. We anticipate these expenses will continue and increase for the foreseeable future.

     Interest income. Interest income increased to $159,461 for the year ended December 31, 2004, from $137,253 for the year ended December 31, 2003, a decrease of approximately 16%. This decrease is attributable to interest earned on certain notes issued to us in 2003, of which $838,508 of principal remained outstanding as of December 31, 2003. As of December 31, 2004, approximately $454,000 of principal on this loan remained outstanding.

     Interest expense. Interest expense increased to $940,410 for the year ended December 31, 2004, from $686,315 for the year ended December 31, 2003, an increase of 37%. This increase is attributable to the notes payable we issued in 2004.

     Other Income. Other income decreased to $30,280 for the year ended December 31, 2004 from $40,605 for the year ended December 31, 2003, a decrease of approximately 25%.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From our incorporation in 1996 through September 30, 2005, we raised approximately $36 million through a series of private and public placements of equity and convertible debt to fund marketing and sales efforts and develop our products and services. As of September 30, 2005, our cash and investments totaled $240,571.

     During the nine months ended September 30, 2005 and 2004, we used approximately $6.8 million and $4.3 million, respectively, in operating activities principally to fund our net losses.

     During 2002, we loaned $1.0 million to Andover Secure Resources, Inc, an unaffiliated third party leasing company. This loan is payable upon our demand and bears interest at 11% per annum. The remaining principal balance at September 30, 2005 was $358,508. At December 31, 2004, substantial doubt existed on collectability of these balances. An allowance of $500,000 was recorded against the outstanding balance and accrued interest.

     In December 2002, we issued a one-year term note for $250,000 with ten year, fully vested detachable warrants to an individual who, as a condition of his investment, required that he be appointed to the Board of Directors of the Company. The note bears interest at the rate of 10% per annum and is payable in one lump sum at maturity. The detachable warrants provide for the purchase of 250,000 shares of our Class B Non-Voting Common Stock with an exercise price of
$0.22  per  share.   This  note  was  repaid  in  January  2004.

     During 2003, we received $1.6 million, net of issuance costs, by issuing subordinated promissory notes bearing simple interest ranging from 10% to 12% per annum. In conjunction with the issuance of these notes, warrants to purchase 2,500,000 shares of Class B Non-Voting Common stock with a weighted average exercise price of $0.14 were also issued.

In August 2003, we issued a put to one investor, which, subject to certain limitations, provides us the right to sell, at our discretion, up to $5 million in shares of our Class A Voting Common Stock to the investor for a purchase price equal to 95% of the lowest closing bid price for our Class A Voting Common Stock during a ten-day pricing period. The number of shares that we may sell to this investor is limited by the trading volume of our Class A Voting Common Stock and certain customary closing conditions. Through June 30, 2005, we have issued 17,042,761 shares of Class A Voting Common Stock in connection with our exercise of the put, resulting in net proceeds of $4,846,291 to the Company.

     On June 17, 2004 we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). On November 30, 2004, this note was amended to increase the principal amount to $4,000,000 and add an additional warrant. The terms, as amended, allow for this note to convert into 6,666,667 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. One Warrant provides for the purchase of up to 1,320,000 shares of Class A Common Stock at a price of $0.45 each, subject to customary adjustments, until June 17, 2009, and the additional Warrant provides for the purchase of up to 650,000 shares of Class A Common Stock at a price of $0.35 each, subject to customary adjustments, until November 30, 2009. On March 31, 2005, the Company amended its convertible term note issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company. The terms, as amended, allow for this note to convert into 6,250,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.16 per share, 3,333,333 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. On July 8, 2005 the Company used $4 million from the proceeds of an offering of convertible debt to pay in full the remaining amounts due under this note. The Warrant was unaffected by this repayment. As of July 8, 2005, the balance on this note was paid in full.

     In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital.

     All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no unissued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock
(regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. In conjunction with this offering, we also entered into related Registration Rights and Voting Agreements.

Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting common stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of common stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new common stock.

COMMITMENTS  AND  CONTINGENCIES

     OPERATING  LEASES

     We lease office space and equipment under various operating lease agreements which terminate on various dates through 2007. Future minimum payments under our non-cancelable operating leases total $644,099.

CAPITAL  LEASES

     Through September 30, 2005, we entered into certain long-term equipment lease agreements. These agreements are classified as capital leases and expire in 2007. Future minimum lease payments under our non-cancelable capital leases total $318,367.

     LICENSE  AGREEMENTS

     We have entered into various data acquisition agreements under which we are required to make minimum payments totaling $1,350,000 through 2010.

CERTAIN  RELATED  PARTY  TRANSACTIONS

     LOANS  FROM  DIRECTORS

     In December 2002, we issued a one-year term note for $250,000 with ten year, fully vested detachable warrants to Robert Kite. As a condition of his investment, Mr. Kite required that he be appointed to the Board of Directors of the Company. The note bears interest at the rate of 10% per annum and is payable in one lump sum at maturity. The detachable warrants provide for the purchase of 250,000 shares of our Class B Non-Voting Common Stock with an exercise price of $0.22 per share. This note was repaid January 2004.

     NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  POLICY

In May 2004, and pursuant to our Non-employee Directors' Stock Option Policy, we granted options to purchase an aggregate of 5,000,000 shares of Class A Voting Common Stock, with an exercise price of $1.50 to five of our Directors (Messrs. Kite, Houlihan, Garlock, Scalley and Murphy).

USE  OF  OUR  ASSETS

     Certain of our executives are allowed use of company-owned or leased vehicles for both business and personal purposes. The owned vehicles have been capitalized as assets of the Company, totaling $102,954 as of June 30, 2005.

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends APB Opinion No. 29, eliminating the exception to fair value accounting for nonmonetary exchanges of similar productive assets and replaces it with a general exception to fair value accounting for nonmonetary exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect this statement to have a material impact on its financial statements.

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25, and allowed under the original provisions of SFAS No. 123. SFAS No. 123R requires the use of an option pricing model for estimating fair value, which is amortized to expense over the service periods. The requirements of SFAS No. 123R are effective for fiscal periods beginning after June 15, 2005. If the Company had applied the provisions of SFAS No. 123R to the financial statements for the period ending December 31, 2004, net income would have been reduced by approximately $1.4 million. SFAS No. 123R allows for either prospective recognition of compensation expense or retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to interim periods in the year of adoption. The Company is currently evaluating these transition methods.

     In October 2004, the FASB ratified the EITF consensus on Issue 04-1, Accounting for Preexisting Relationships between the Parties to a Business Combination. This consensus describes the accounting for the settlement of preexisting relationships and the re-acquisition of certain rights in a business combination. This consensus was effective for the fourth quarter of 2004 and was adopted by the Company in that quarter. This adoption did not have a material effect on the Company's results of operations, cash flows or financial position, but may impact future transactions.

OFF-BALANCE-SHEET  ARRANGEMENTS

     The Company has no off-balance-sheet arrangements currently in effect or in effect during the year ended December 31, 2004, including but not limited to any guarantee contracts that has the characteristics defined in paragraph 3 of FASB Interpretation No. 45 (November 2002), as amended; any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement, any obligation that could be accounted for as a derivative instrument, or any obligation arising out of a variable interest (as referenced in FASB Interpretation No. 46, as amended).

                                    BUSINESS

OVERVIEW

We, through LocatePLUS Holdings Corporation and our wholly-owned subsidiaries, LocatePLUS Corporation, Worldwide Information, Inc., Certifion Corporation, Dataphant, Inc., and Metrigenics, Inc. (collectively, the "LocatePLUS Group"), are business-to-business, business-to-government and business-to-consumer providers of public information via our proprietary data integration solutions. Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information , which enables users to search certain motor vehicle records and driver's license information in multiple states. Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS. Our LocatePLUS product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. On September 1, 2003, our newly formed wholly-owned subsidiary, Certifion Corporation, acquired all of the assets of Project Entersect Corporation a provider of data technology. Certifion provides self-screening for both resume and online dating services and has filed for patent protection for both of these services. In October 2003, our newly formed wholly-owned subsidiary, Dataphant, Inc. acquired Voice Power Technology through a merger. Through this merger, Dataphant now has information on virtually every land-based phone number in the United States and approximately 30% of the cell phone numbers in the United States. On January 6, 2004, the Company formed a new wholly-owned subsidiary, Metrigenics, Inc., with operations located in New York state. Metrigenics was formed to develop methods for using DNA to determine biometric information, such as height, body-type, foot and hand size, head shape, facial features, and ethnic origin. Metrigenics has finished first-stage testing on matching DNA to facial characteristics and expects to have first-stage products by the fourth quarter of 2006.

INDUSTRY  BACKGROUND

     We are a public information provider. Users of our information have historically included law enforcement agencies, other government agencies, law firms, investigation companies, private investigators and insurance companies. Information is used by those entities for various activities ranging from legal discovery to the detection of fraud and the prevention of crime and terrorism. Additional users, such as large businesses, have increasingly availed themselves of our information services in connection with their identity validation and other business decisions.

     Non-traditional users, such as individuals using job search and on-line dating service sites, have also begun to avail themselves of background information in response to concerns about identity theft.

     The majority of the data in the database is publicly available and it is only our proprietary matching and searching technology that creates significant value to the data. Examples of such public data include:

-  names  and  addresses     -  property  ownership
-  aliases     -  bankruptcies
-  nationwide  court  records     -  certain  criminal  records

     The sources of these types of public data, however, are often fragmented and geographically dispersed. In addition, the reliability of this information and the data provided by various sources may not be consistent. In this environment, users that wish to use public information are faced with the time-consuming, costly and difficult task of gathering data from numerous locations and sources, verifying the information acquired and organizing it into a useful format. While services and technologies have developed to enable remote access to certain information sources, there have historically been few comprehensive access points for information available about individuals. Traditional sources of information, including credit reporting services and other database services, make available only limited types of information for specific purposes, such as verifying credit worthiness. Such services may also be limited by applicable law to specified uses and users. Almost none of those sources is integrated in a manner that allows easy and rapid access to data.

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

BUSINESS  STRATEGY

     Our business plan is to provide an entire suite of information products and services for professionals in law enforcement agencies, law firms, insurance underwriters, fraud investigators, private equity funds, private investigators and financial institutions. We believe that we will be able to compete with comparable services based upon the pricing of our services and certain technical advantages incorporated in our systems. We have proprietary matching and searching capabilities that give us an advantage over our competitors. In addition, we acquired the technology to gather virtually all the landline phone numbers and 30% of cell phone numbers, capabilities which we believe none of our known competitors have. To date, our products have primarily focused on the United States market. With the recent formation of Metrigenics, a research and development company, we are expanding into products with worldwide applicability. Metrigenics is developing methods for using DNA to determine biometric information, such as height, body-type, foot and hand size, head shape, facial features, and ethnic origin. With the success of early trials, we expect to complete development of first stage products by the fourth quarter of 2006.

OUR  TARGET  MARKET  AND  SCREENING  OF  USERS

     Our products have historically been marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products have been used in:

- crime and terrorism investigation (e.g., in conjunction with federal and state investigations in the aftermath of the September 11th terrorist attacks and the subsequent anthrax incidents);
-     detection  of  fraud;
- "skip tracing" (i.e., the location of debtors and individuals in violation of parole or bail restrictions);
-     background  checks;
-     legal  due  diligence;
-     identity  self-certification;
-     private  security;  and
-     risk  management.

Certifion offers data for self-certification purposes in connection with job search and Internet dating services and has provided an addition channel in which to distribute the same data developed by LocatePLUS. Our LocatePLUS and Worldwide Information products are generally marketed and sold only to pre-screened business and government end users. Before obtaining access to our LocatePLUS database or our Worldwide Information product, we generally require commercial customers to provide background information about their business need for data and about themselves, such as business licenses, bar admission cards or private investigator licenses. Individuals involved in law enforcement must provide similar evidence of their authority.

To prevent the misuse of our data, we have adopted a three-tier security schema for our LocatePLUS Group products. We believe that we lead the market in protecting access to our data. With recent challenges in the industry relating to data access, we have been ahead of the curve in adopting a schema that restricts the most sensitive data. Our groups are classified in the following manner.

LEVEL   INDUSTRY USERS                    SAMPLE DATASETS AVAILABLE TO USERS

                                         Names, Addresses and Phone Numbers
I     General Business                Past Residences, Neighbors and Affiliates
                                                   Real Property

      Private Investigators                     Level I Data, plus:
      Insurance                                 Liens and Judgments
II    Attorneys/Law Firms                         Drivers' Records
      Government                            Certain Motor Vehicle Records
      Corporate Security


                                             Level I and II Data, plus:
III     Law Enforcement                     Comprehensive Criminal Records
                                           Restricted Motor Vehicle Records
                                            Certain Credit Reporting Data

As we move forward, we expect to further define user groups and data available to those groups and to launch a new version of our search engine by the end of 2005 that allows us to apply these definitions.

LOCATEPLUS

     We launched our LocatePLUS Internet site in March 2000. Our LocatePLUS database contains searchable and cross-referenced public information on individuals throughout the United States. Information is presented in a dynamic, hyper-linked fashion, permitting users to rapidly identify and obtain personal information relating to individuals and their associated residences, possible acquaintances, and a variety of other types of data. Our LocatePLUS database consists of approximately five billion individual data entries. According to our estimates, we have data entries relating to approximately 205 million adult individuals in the United States (or approximately 98% of the adult population of the United States, based on the 2000 United States Census).

Datasets currently integrated in our LocatePLUS product include nationwide records relating to:

-  names  and  addresses                     -  real  estate  records
-  aliases                                   -  prior  residences
-  dates  of  birth                          -  recorded  bankruptcies
-  Social  Security  numbers                 -  liens
-  driver's  license  information            -  motor  vehicle  records
-  residential  address  information         -  certain  death  records
    (including dates of residence)
-  certain  criminal  arrest, conviction     -  phone numbers
    and incarceration records                -  vessel registrations

We intend to continue integration of datasets into our LocatePLUS product, including:

-  certain hunting and fishing licenses     -  certain professional licenses
-  certain  facial  image  files            -  certain  fingerprint  files
-  certain  gun  licenses                   -  Federal Aviation Administration
                                               records

     We can currently give no assurance as to the timing of integration of such datasets, however, or whether these new datasets will be integrated with our LocatePLUS product at all.

     We believe that one of the significant advantages of our LocatePLUS product, in comparison with many products with which we compete, is the ability of LocatePLUS to "tie" data associated with a given individual to produce a single report. Our LocatePLUS system uses a proprietary methodology to associate data in a manner that generally results in a matching of data entries across diverse data sources, allowing users to obtain a single, comprehensive data report about an individual, even when there is no single element that ties data entries together (such as a Social Security number). This comprehensive data report is itself linked to other data potentially relevant to a business or government agency researching an individual, such as names and addresses of possible acquaintances, relatives and neighbors of that individual. Another of the advantages that LocatePLUS Group is its unlisted and cell phone listings which we believe no other competitor has.

LOCATEPLUS  ANYWHERE

     We also offer a version of our LocatePLUS product that is accessible through wireless personal digital assistants and e-mail capable pagers, which we refer to as LocatePLUS AnyWhere. LocatePLUS AnyWhere was commercially launched in mid-December 2002. This product is being marketed primarily to law enforcement. The product is sold on a subscription fee basis, permitting unlimited access to our LocatePLUS database for a flat monthly fee provided that that the user agrees to a fixed term commitment. As of December 31, 2004, we had realized only nominal revenue from this product.

WORLDWIDE  INFORMATION

     Since 1996, we have produced CD-ROM products that enable users to quickly search motor vehicle records in multiple states through a dynamic search engine, known as Worldwide Information . Our Worldwide Information product enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine. Unlike many competing products, our Worldwide Information product enables users to rapidly identify vehicles or drivers using complete or partial search criteria. We believe that this ability to search partial data is a valuable tool in circumstances in which incomplete information is available, as is often the case in criminal investigations. Unlike data provided by Internet-based services, searches on our CD-ROM product are confidential and unavailable to any person other than the user of our CD-ROM product. We believe that the confidential nature of this CD-ROM product makes it particularly attractive to law enforcement agencies, which must often conduct criminal investigations in strict secrecy.

As of December 31, 2004, there were approximately 2,500 pre-screened purchasers of our Worldwide Information CD-ROM product.

ENTERSECT

     On September 1, 2003, our newly formed wholly-owned subsidiary, Certifion Corporation, acquired all of the assets of Project Entersect Corporation a provider of data technology. Certifion operates under the trade name of "Entersect," and it provides self-screening for both resume and online dating services.

DATAPHANT

In October 2003, Voice Power Technology merged into our newly formed, wholly-owned subsidiary, Dataphant, Inc. Through this merger, Dataphant now has information on virtually every land-based phone number in the United States and approximately 30% of the cell phone numbers in the United States. We believe that we are the only company that has this information. The Dataphant data has been integrated into both LocatePLUS and Worldwide Information products. Currently the only distribution of this data is through our other subsidiaries.

METRIGENICS

  On January 6, 2004, the Company formed a new wholly-owned subsidiary, Metrigenics, Inc., with operations located in New York state. Metrigenics was formed to develop methods for using DNA to determine biometric information, such as height, body-type, foot and hand size, head shape, facial features, and ethnic origin. Metrigenics has finished first stage testing on products capable of matching DNA to facial characteristics and expects to have first stage products by the fourth quarter of 2006.

SOURCES  OF  OUR  DATA

     Our operations depend upon information derived from a wide variety of automated and manual sources. External sources of data include public records information companies, governmental authorities and on-line search systems. We license or otherwise obtain our data from five primary sources, as well as over twenty other ancillary sources (including both private and government sources). In the event that any of our primary sources of data were no longer available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as we believe there are currently a number of equivalent providers of such data. However, we cannot be certain such sources will be available to us if we need them or at prices consistent with our current sources.

REGULATORY  RESTRICTIONS  ON  OUR  BUSINESS

     Both federal and state law regulates the sale of data. Recently, consumer advocates and federal regulators have voiced concerns regarding public access to, or commercial use of, personal information. As a result, increased pressure has been placed upon federal and state legislators to regulate the dissemination or commercial use of personal information.

One such legislative enactment that has had an effect on our business was the Financial Services Modernization Act of 2000, also known as the "Gramm-Leach-Bliley Act". Among other things, this law restricts the collection, use, and transfer of certain data that includes "credit header" information, which had historically functioned as the

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

backbone of our data resources. Implementation of this law's restrictions by the Federal Trade Commission significantly limited the availability of certain data for our database, but we have subsequently developed datasets that function independently of "credit header" information. Although we have not engaged counsel to review this matter or the conduct of our operations generally, we believe that our operations are currently unaffected by the Gramm-Leach-Bliley Act or any law specifically applicable to the dissemination of data concerning individuals. More recently, congress has been addressing the access to public data such as ours. Any further restriction on our use of personal information could limit the usefulness and have a material adverse affect on our operations and our products, including our LocatePLUS product. Federal and state law prohibits us from selling information about minors. Our products have been designed to prevent the dissemination of such data.

DISTRIBUTION  OF  OUR  PRODUCTS

     We distribute our content both directly (though the Internet, in the case of our LocatePLUS product, and through the mail, in the case of our Worldwide Information CD-ROM) and through "channel partner" arrangements, by which third parties provide access to our databases in consideration for a royalty. We also, from time to time, provide certain consulting services to third party database providers on the integration and assimilation of public data. To date, our efforts to license data have resulted in several channel partnerships. For the year ending December 31, 2004, we recognized revenue of $ 1,028,650 on these agreements.

COMPETITION

     Current competitors for our LocatePLUS and Entersect products include ChoicePoint, Confi-chek.com, Accurint, FlatRateInfo and Lexis-Nexis. Many of the companies that currently compete with these products, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets.
Our Worldwide Information product primarily competes with the registries of motor vehicles of various states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information product.

EMPLOYEES

     As of December 31, 2005, the LocatePLUS Group had 81 employees, all of whom were fulltime employees of the Company. We believe that our relations with our employees are good.

DESCRIPTION  OF  PROPERTY
FACILITIES
     LocatePLUS Holdings Corporation and LocatePLUS Corporation, are presently headquartered in Beverly, Massachusetts, where we lease approximately 32,000 square feet. The lease on that facility expires on February 28, 2007, and our annual lease obligation is approximately $443,000.

Worldwide Information, Inc., is presently located in Byfield, Massachusetts, where it leases approximately 2,700 square feet. The lease on the Byfield facility expires on December 31, 2005. Our annual lease payments on that facility in 2004 were approximately $25,000. We are currently negotiating to extend this lease to December 2007.

Dataphant, Inc., is located in Austin, Texas, where it leases approximately 3,000 square feet pursuant to a month-to-month lease, with current monthly rent of $3,680 (which includes the use of office equipment).

Certifion Corporation is located in Santa Ana, California, where it leases approximately 1,900 square feet pursuant to a month-to-month lease with current monthly rent of $3,028.

Metrigenics Inc., has access to University office and lab space with no lease or rental commitment.

We  believe  that  our  facilities  are  sufficient  for  our  projected  needs.

INTELLECTUAL  PROPERTY

     Publicly available data concerning individuals is generally non-proprietary. As a result, our intellectual property consists largely of certain trade secrets and know-how associated with the integration of databases and our ability to link diverse datasets. We rely on a combination of confidentiality agreements, restrictions on access to our proprietary systems, and contractual provisions (such as in our user agreements) to protect our intellectual property.

     We have registered LOCATEPLUS.COM as a trademark with the United States Patent and Trademark Office. We also maintain LOCATEPLUS, WORLDWIDE INFORMATION , ENTERSECT , CareerScan , and TrustmeID as unregistered trademarks relating to our products. We may, from time to time, claim certain other rights under trademark law, however, we currently have no other marks registered or pending with the United States Patent and Trademark Office or the equivalent agency of any other country.

     In 2003, we filed for patent protection covering certain aspects of two of our products. We have filed for patent protection covering certain aspects of our unique search product, "Bull's Eye," that electronically matches database information with current public phone and utility information to identify current information. We also filed, through our Certifion subsidiary, for patent protection covering certain aspects of our self-validation products Career Screen and TrustmeID and at present time these patents are pending.

LEGAL  PROCEEDINGS
     We are not currently involved in any material legal proceedings, although claims may arise from time to time in the conduct of our operations. There can be no assurance at this time that any claims that may arise in connection with the conduct of our business will not materially adversely effect our business or operations, or divert our critical resources.
                                      * * *

                        EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth specific information regarding our executive officers and directors as of December 31, 2005.


EXECUTIVE OFFICERS AND DIRECTORS     AGE     POSITIONS
--------------------------------     ---     -----------------------------------
Jon R. Latorella                     42      Chairman of the Board, President
                                             and Chief ExecutiveOfficer
Sonia  P.  Bejjani                   37      Director;  President-Worldwide
                                             Information,  Inc.
James  C.  Fields                    38      Vice President of Finance,
                                             Treasurer Secretary, and Acting
                                             Chief  Financial  Officer
Thomas  E.  Murphy                   46      Director
Ralph  Caruso                        56      Director
David  Skerrett                      56      Director
John  P.  Houlihan                   59      Director
Chris  Romeo                         43      Director
Mike  Ryan                           47      Director
Peter  Zekos                         44      Director


CURRENT  DIRECTORS  AND  OFFICERS
SONIA P. BEJJANI, 36, co-founded our business in 1991 and has been a member of our Board of Directors and employed by us in various capacities since we commenced our activities. During the five years ending August 1, 2001, Ms. Bejjani was our Vice President - Sales and Customer Service. Since August 1, 2001, Ms. Bejjani has been the President of Worldwide Information, Inc., our wholly-owned subsidiary. Ms. Bejjani has been elected in 2005 to serve a three year term.

RALPH CARUSO 56, is the founder and President of Caruso Companies, a conglomerate involved in many facets of industrial construction that has been in business for over 25 years. Mr. Caruso has been elected in 2005 to serve a one year term.

DAVID SKERRETT, 52, has been Vice President of the Middlesex Corporation for 23 years. Middlesex Corporation is in the top 400 heavy civil construction companies in the nation with $140 million in revenue. Mr. Skerrett holds a Bachelor of Engineering from College of Technology. Mr. Skerrett has been elected in 2005 to serve a one year term.

JOHN P. HOULIHAN, 58, has been President and owner of Zalkin, Inc., a worldwide exporter of used clothing with offices in Council Bluffs, Iowa and Brownsville, Texas, since 1979. Before that, Mr. Houlihan owned Goodrich Dairy, a chain of 47 retail stores, and Riekes Equipment, a material handling and forklift company. Mr. Houlihan holds a Bachelor of Arts from Creighton University, which he received in 1968, and a Juris Doctorate from Creighton University, which he received in 1971. Mr. Houlihan joined our Board of Directors in January 2001, and he is currently the Chairman of the Compensation Committee of our Board of Directors and has been elected in 2005 to serve a one year term.

JON R. LATORELLA, 42, co-founded our business in 1991 and has been our Chief Executive Officer since we commenced our activities. Mr. Latorella is also the Chairman of our Board of Directors. Before founding our business, Mr. Latorella served as a consultant to various local and state law enforcement agencies. Mr. Latorella holds a Bachelor of Science/Bachelor of Arts from the University of Massachusetts, which he received in 1994. Mr. Latorella has been elected in 2005 to serve a three year term.

CHRIS ROMEO, 43, is an attorney that has had a private practice since 1992 and holds a Bachelors Degree from Wesleyan University and received a Doctorate of Jurisprudence from the New England School of Law in 1987. Mr. Romeo will be a new member to the Board of Directors and has been elected in 2005 to serve a two year term.

MIKE RYAN, 47, is an attorney that has had a private practice since 1992 and holds a Bachelors Degree from Merrimack College and received a Doctorate of Jurisprudence from the New England School of Law in 1987. Mr. Ryan will be a new member to the Board of Directors and has been elected in 2005 to serve a two year term.

PETER ZEKOS, 44, is founder and President of Excel Staffing, Inc., founded in 1999, an executive search and temporary staffing company located in Worcester, Massachusetts. Mr. Zekos holds a Bachelors of Science in

Business Administration from Clark University in Worcester, Massachusetts which he received in 1984. Mr. Zekos joined our Board of Directors in 2005 and has been elected in 2005 to serve a three year term.

THOMAS E. MURPHY was employed by Oftring & Company, Inc., a registered broker-dealer located in Worcester, Massachusetts, from 1989 to 2004, where he held the title of Senior Vice President. Mr. Murphy holds a Bachelors of the Arts in Investments from Babson College, which he received in 1981. Mr. Murphy joined our Board of Directors on March 28, 2003, and he is currently the chairman of the Audit Committee of our Board of Directors

     Each of the directors holds such his or her office until his or her successor is duly chosen and qualified, or until his or her earlier resignation or removal. The Company is not aware of any family relationships between any of the officers and any of the Company's directors. Each of the officers holds such office until his or her successor shall have been duly chosen and shall have been qualified, or until his earlier resignation or removal. We do not have any employment agreements with any of our employees.

AUDIT  COMMITTEE

     The Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of our independent auditors, reviews the scope of the audit services provided by our independent accountants, and reviews our accounting practices and internal accounting controls.

     Mr. Murphy serves as the Chairman of the Audit Committee. The Board has determined that Mr. Murphy is a financial expert for the purposes of the Securities Exchange Act of 1934, as amended.

COMPENSATION  COMMITTEE

     The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our equity compensation plan and other employee benefits plans that we may adopt from time to time. The members of the Compensation Committee areto be elected when the board meets in January

CODE  OF  ETHICS

     The Company adopted a Code of Ethics at a meeting of the Board of Directors held on May 19, 2004.


                             EXECUTIVE COMPENSATION

Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting Common Stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of Common Stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new Common Stock.

SUMMARY  COMPENSATION  TABLE

     The following table summarizes the compensation for the last three fiscal years of the Corporation's Chief Executive Officer, prior to the effect of the recapitalization, and all other executive officers whose annual compensation during that period exceeded $100,000 (the "Named Executive Officers"):




                                                       SECURITIES
NAME AND                                               UNDERLYING     ALL OTHER
PRINCIPAL                 YEAR    SALARY     BONUS      OPTIONS     COMPENSATION
POSITION                           ($)        ($)         (#)            ($)
------------------------  ----  ----------  --------  ------------  -------------
JON R. LATORELLA . . . .  2004  193,955(1)   100,000  3,500,000         15,000(1)
President and. . . . . .  2003   58.209(1)         -  9,350,000         13,200(1)
Chief Executive Officer.  2002   50,100(1)         -            -       13,200(1)

JAMES C. FIELDS(2) . . .  2004    134,967          -  1,000,000         10,000(3)
Acting Chief Financial .  2003    112,901          -  1,250,000                -
Officer, Treasurer and .  2002    104,160          -            -              -
Secretary. . . . . . . .

ROBERT A. GODDARD(4) . .  2003     61,539          -      250,000              -
Former Chief Financial .  2002    123,658          -            -        8,079(5)
Officer, Treasurer and .
Secretary. . . . . . . .



(1) Mr. Latorella and his family are allowed use of two company vehicles, the value to Mr. Latorella of which was approximately $1,250 per month during 2004.
(2) Mr. Fields commenced his employment with us in 2001. Mr. Fields became an executive officer with the Corporation on March 31, 2003.
(3) Beginning in April 2004, Mr. Fields was allowed the use of a company-leased vehicle, the value of which is approximately $1,100 per month.
(4) Mr. Goddard ceased employment with us on March 31, 2003. As part of a severance arrangement that we entered into with Mr. Goddard, an incentive stock option to purchase 1,000,000 shares of Class A Voting Common Stock owned by Mr. Goddard was cancelled and, in lieu of that option, Mr. Goddard was issued a fully vested non-qualified stock option to purchase 250,000 shares of Class A Voting Common Stock with an exercise price of $0.15 per share.
(5) Mr. Goddard received a monthly automobile allowance of $523 and a fuel allowance as part of his compensation and severance. This benefit terminated on June 30, 2003.


OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR




                                        Number Of Secu-    Percent of Total
                                       rities Underlying     Options/SARs      Exercise Of
                                          Options/SARs        Granted To       Base Price    Expiration
Name                                        Granted          Employees In        ($/Sh)         Date
                                              (#)             Fiscal Year
-------------------------------------  ------------------  -----------------  -------------  ----------
Jon R. Latorella. . . . . . . . . . .        1,000,000(1)                 6%  $        1.50   5/19/2009
                                       ------------------  -----------------  -------------  ----------
President and Chief Executive Officer        2,500,000(1)                15%  $        0.39   5/19/2009
James C. Fields . . . . . . . . . . .        1,000,000(1)                 6%  $        0.39   5/19/2009
Acting Chief Financial Officer

(1)     Class  A  Voting  Common  Stock


                                 NUMBER  OF  SECURITIES                     -
                                 UNDERLYING  UNEXERCISED            VALUE  OF  UNEXERCISED
                                    OPTIONS  HELD  AT                IN-THE-MONEY  OPTIONS
                                    DECEMBER  31,  2004              AT  DECEMBER  31,  2004
                                -----------------------------  ------------------------------------
NAME                                          (#)                               ($)
                    CLASS       EXERCISABLE     UNEXERCISABLE   EXERCISABLE(1)     UNEXERCISABLE(1)
                   -----------  --------------  --------------  -----------------  ----------------
JON R. LATORELLA.  Class A          12,873,757               0  $         212,500       0
President and
Chief Executive
Officer . . . . .  Class B             100,000               0  $          10,000       0
JAMES C. FIELDS
Acting Chief
Financial Officer
Treasurer and
Secretary . . . .  Class A           2,250,000         500,000  $          93,750  68,750


(1) Based on a closing price of $0.30 per share of our Class A Voting Common Stock as quoted on the Over-the-Counter

Bulletin Board on December 31, 2004. This amount reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                            EQUITY COMPENSATION PLANS


1999  STOCK  OPTION  PLAN

On November 16, 1999, our Shareholders ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as the "1999 Stock Option Plan". The 1999 Stock Option Plan set aside 15,000,000 shares of our Common Stock (then referred to as our "Common Stock") for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our further success.

In June 2000, our 1999 Stock Option Plan was amended and restated to provide greater flexibility to the equity compensation plan's administrator in the granting of various forms of equity compensation. Adjusting for the effects of the reverse split, as of September 30, 2005, 189,126 stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $7.75 per share as of September 30, 2005. The 1999 Stock Option Plan is administered by the Compensation Committee of the Board of Directors.

2003  STOCK  OPTION  PLAN

On May 29, 2003, our Shareholders ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as the "2003 Stock Option Plan." The 2003 Stock Option Plan set aside 25,000,000 shares of our Class A Voting Common Stock and 25,000,000 shares of our Class B Non-Voting Common Stock for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. Adjusting for the combination and reverse split, the plan may issue up to 1,000,000 of Common Stock. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our further success.

As of September 30, 2005, 514,000 stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $23.60 per share as of September 30, 2005. The 2003 Stock Option Plan is administered by the Compensation Committee of the Board of Directors.

PLANS  NOT  APPROVED  BY  SECURITY  HOLDERS

From time to time, we have issued options or warrants to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for services or other consideration provided to us. These issuances have not been made pursuant to a formal policy or plan, but instead are issued with such terms and conditions as may be determined by our Board of Directors from time to time. Generally, our stockholders have not approved or disapproved these issuances.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

The following table reflects equity compensation granted or issued by us as of the September 30, 2005, to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services.



                                -                                   NUMBER OF SECURITIES
                       NUMBER OF SECURITIES                          REMAINING AVAILABLE
                        TO BE ISSUED UPON      WEIGHTED-AVERAGE      FOR FUTURE ISSUANCE
                           EXERCISE OF         EXERCISE PRICE OF        UNDER EQUITY
                       OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,       COMPENSATION
PLAN CATEGORY          WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         PLANS(1)
---------------------  --------------------  ---------------------  ---------------------
EQUITY COMPENSATION .
 PLANS APPROVED . . .
BY SECURITY HOLDERS:.
Common Stock. . . . .               703,126  $               19.45                488,071
---------------------  --------------------  ---------------------  ---------------------
EQUITY COMPENSATION .
 PLANS NOT APPROVED .
 BY SECURITY HOLDERS:
Common Stock. . . . .             1,650,077  $                9.87                    N/A
---------------------  --------------------  ---------------------  ---------------------
TOTAL:. . . . . . . .                                                                 N/A
Common Stock. . . . .             2,353,203  $               13.48                    N/A
---------------------  --------------------  ---------------------  ---------------------


(1) Excludes securities reflected in column titled "Number of securities to be issued upon exercise of outstanding options, warrants and rights."

401(K)  PLAN

We sponsor a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all of our employees. We may make discretionary matching contributions up to 1% of annual employee contributions. Employees are eligible to participate in the 401(k) Plan after one year of service. Our matching contributions vest ratably over a five-year period. We pay the administrative expenses of this plan.

NON-EMPLOYEE  DIRECTORS  STOCK  OPTION  POLICY

On February 1, 2002 we adopted a Non-employee Director Stock Option Policy. Under the Non-employee Director Stock Option Policy, we will make annual grants (beginning on the date of adoption of the policy or the first day that a director is elected to our Board of Directors, if later) to our non-employee directors of warrants to purchase 35,000 shares of our Class B Non-Voting Common Stock as compensation for service on our Board of Directors (and any committees). These grants are made in lieu of any other compensation to our non-employee directors. Each of these warrants will be immediately exercisable and will have an exercise price that is equal to the fair market value of our Class B Non-Voting Common Stock as of the date of grant. No separate compensation is provided to directors for service on either of our two committees.

We reimburse our directors for out-of-pocket costs associated with their activities on the Board of Directors.

Directors who are also employees of LocatePLUS Holdings Corporation or any of its subsidiaries (currently, Mr. Latorella and Ms. Bejjani) are not paid any compensation for their service as directors.

     Pursuant  to  the  Non-employee  Directors  Stock  Option  Policy:

- On March 28, 2003, Messrs. Garlock, Houlihan, and Kite were each issued a warrant to purchase 35,000 shares of our Class B Non-Voting Common Stock for $0.15 per share.

- In 2004, Messrs. Garlock, Houlihan, Kite, Murphy, and Scalley were each issued an option to purchase 1,000,000 shares of our Class A Voting Common Stock for $1.50 per share pursuant to our Non-employee Directors Stock Option and Compensation Policy.

ADVISORY  BOARD

     On December 2, 1999, our Board of Directors authorized the formation of an Advisory Board, consisting of up to eight members, to provide ongoing advice and consultation to the Board of Directors to enhance the development and operation of our LocatePLUS product. The Advisory Board members (none of whom are employees or directors) are selected by the Board of Directors based on each candidate's experience, accomplishments and national recognition in the fields encompassed by our target markets. Compensation for members of our advisory board consists of expense reimbursement and a one-time grant of fully vested non-qualified stock options or immediately exercisable warrants to purchase thirty five thousand shares of Class B Non-Voting Common Stock. The
Advisory  Board  meets  informally  from  time  to  time  with  management.

The  current  members  of  the  Advisory  Board  are:

     DALE  C.  JENKINS,  JR.

     On December 2, 1999, we appointed Dale C. Jenkins, Jr., as the first member of our Advisory Board. In 1999 Mr. Jenkins was appointed to the position of Special Assistant for Law Enforcement and Public Safety to the Chancellor of Higher Education of the Commonwealth of Massachusetts. Mr. Jenkins was also appointed to the Advisory Board of the U.S. Commission on Civil Rights and the Massachusetts Governor's Crime Watch Committee and was a consultant to the U.S. Department of Justice. In addition, Mr. Jenkins directed the Lead Advanced Security Team for Presidents Ronald Reagan and George H. W. Bush and acted as Deputy Director of Inaugural Security for then President-Elect George H. W. Bush. On November 17, 1999, our Board of Directors granted a ten-year option to Mr. Jenkins to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     JAMES  A.  CORRY

     On July 20, 2000 our Board of Directors appointed James A. Corry as the second member of our Advisory Board. Since July 2001, Mr. Corry has been the Chief Operating Officer of Abel Telecom, Inc., based in Scottsdale, Arizona.
Prior to that, Mr. Corry was a criminal investigation and security expert for the United States Secret Service. During his more than twenty years with that agency, Mr. Corry worked on security issues globally, conducting criminal and fraud investigations and managing the security of political personnel, including President George H. W. Bush. On June 1, 2001, the Board of Directors issued to Mr. Corry a ten-year option to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     WILLIAM  H.  SHAHEEN

     On October 1, 2001 our Board of Directors appointed William H. Shaheen to our Advisory Board. Mr. Shaheen is currently the Managing Partner of the law firm of Shaheen and Cohen, with offices in Concord and Dover, New Hampshire. Mr. Shaheen served as U.S. Attorney for the District of New Hampshire from 1976 to 1981. In 1981, he was appointed a New Hampshire District Court Judge in
Durham, New Hampshire. Mr. Shaheen resigned his judgeship in 1997 upon the election of his wife as Governor of the State of New Hampshire. On October 12, 2001 in consideration for his services on the Advisory Board, Mr. Shaheen received a ten-year warrant to purchase 25,000 shares of our Class B Non-Voting Common Stock, with an exercise price of $0.20 per share.

     DAVID  G.  DUCHESNEAU

     On October 1, 2001 our Board of Directors also appointed David G. Duchesneau to our Advisory Board. From 1991 to the present, Mr. Duchesneau has been General Manager of Standa, Inc., a full service private investigative agency and consulting firm. From 1971 to 1991, Mr. Duchesneau was the Commander and Senior Officer of the Organized Crime Unit and Fugitive Apprehensive Unit of the New Hampshire State Police. On October 12, 2001 Mr. Duchesneau was issued a ten-year warrant to purchase 25,000 shares of our Class B Non-Voting Common Stock, with an exercise price of $0.20 per share in consideration for his services on the Advisory Board.

     CHARLES  LYONS

     On November 20, 2001 our Board of Director appointed Charles Lyons to the Advisory Board. Mr. Lyons is the Superintendent Director of the Shawsheen Valley Technical School District located in Billerica, Massachusetts. He is also the Chairman of the Arlington, Massachusetts Board of Selectmen. On that date, our Board of Directors granted a ten-year warrant to Mr. Lyons to purchase 12,500 shares of our Class B Non-Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

                     ORGANIZATION WITHIN THE PAST FIVE YEARS

     We were incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, we reincorporated in Delaware to take advantage of certain favorable corporate excise tax rates relative to Massachusetts as well as Delaware's well-established corporate law. As part of that re-incorporation, we changed our name to LocatePLUS.com, Inc.

     On August 1, 2001, we changed our name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. In conjunction with that corporate restructuring, we created two wholly-owned subsidiaries, LocatePLUS Corporation, a Delaware corporation, and Worldwide Information, Inc., a Delaware corporation. We capitalized LocatePLUS Corporation with all of our Internet-based LocatePLUS business, in consideration for all of its outstanding equity. We capitalized Worldwide Information, Inc. with all of our CD-ROM-based Worldwide Information business, in consideration for all of its outstanding equity. We created these subsidiaries for two primary reasons:

- We wished to isolate any potential liabilities in one of our products in a manner that would reduce the impact of any such liabilities on our other product line. There are no claims pending relating to errors or omissions in either of our two product lines, nor does management currently anticipate any such claims. However, as disclosed above, claims associated with defects in our databases may arise from time to time.

- We wished to administratively separate the operations associated with our LocatePLUS product from our Worldwide Information product. Operations associated with our Worldwide Information product have historically been conducted through our Byfield, Massachusetts office. Operations associated with our LocatePLUS product have been conducted through our Beverly, Massachusetts office. Although each of these products is marketed to similar users, the acquisition and integration of data for and the operation of these two products differs significantly.

     Subsequently, we acquired all of the securities of Entersect Corporation and Dataphant, Inc. and formed Metrigenics, Inc. We presently hold all of the equity of each of these five subsidiaries, and we account for each subsidiary on a consolidated basis.

     LocatePLUS Holdings Corporation provides certain administrative and executive functions on behalf of each of its subsidiaries, such as management of payroll and other accounts payable.

     No options, warrants or similar rights to acquire equity in any subsidiary currently exists, nor do we anticipate any such rights being created in the future. We have no present intention of selling or otherwise disposing of any subsidiary.

                                      * * *

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 17, 2002, the Board of Directors adopted our Interested Parties Transaction Policy, pursuant to which the Company will not enter into any agreement, arrangement or understanding with any director, officer, or 5% or greater stockholder of The Company unless (i) the terms of such agreement, arrangement or understanding are consistent with the terms of equivalent agreements or arrangements that the Company could obtain from third parties; and
(ii)  the  agreement,  arrangement  or  understanding  is  fair  to the Company.

Below is a description of certain transactions between us and certain related parties during the past two years.

JON  R.  LATORELLA

     Mr. Latorella is our President and Chief Executive Officer and is Chairman of our Board of Directors.

     Incentive  Loan

     In connection with a term loan to Mr. Latorella for $275,000 which was forgiven according to its terms in 2003, we made a tax equalization payment to Mr. Latorella in 2004 in the amount of $147,427.



                                      * * *

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting common stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of common stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new Common Stock.

We had three securities that began trading on the Over-the-Counter Bulletin Board on December 12, 2002:

-     shares  of  our  Class  A  Voting Common Stock are quoted under the symbol
"LPLHA";

- shares of our Class B Non-Voting Common Stock are quoted under the symbol "LPLHB"; and

- our public warrants (redeemable warrants to purchase one share of our Class A Voting Common Stock with an exercise price of $0.50 per share) are quoted under the symbol "LPLHW".

     The following tables set forth the high and low closing sales prices per share (and per public warrant), for our Class A Voting Common Stock, Class B Non-Voting Common Stock and public warrants for each quarter during fiscal years 2003 and 2004 and for the three completed quarters of 2005, as reported by the Over-the-Counter Bulletin Board.




                              2003                                           2004
                      THREE MONTHS ENDED                               THREE MONTHS ENDED
          ----------------------------------------------  ----------------------------------------------
           MAR 31      JUN 30       SEP 30      DEC 31      MAR 31     JUN 30       SEP 30      DEC  31
          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
          HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW   HIGH  LOW
          ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
LPLHA.OB  0.40  0.14  0.42  0.12  0.38  0.28  0.34  0.24  0.63  0.29  0.58  0.37  0.39  0.25  0.37  0.25
--------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
LPLHB.OB  0.29  0.10  0.29  0.10  0.35  0.20  0.25  0.13  0.41  0.20  0.44  0.32  0.38  0.22  0.32  0.21
--------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
LPLHW.OB  0.10  0.00  0.12  0.00  0.13  0.03  0.09  0.05  0.26  0.07  0.19  0.09  0.13  0.04  0.12  0.05
--------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----




                              2005
                      THREE MONTHS ENDED
          ----------------------------------------
             MAR 31        JUN 30         SEP 30
          ------------  ------------  ------------
          HIGH   LOW    HIGH   LOW    HIGH   LOW
          -----  -----  -----  -----  -----  -----
LPLHA.OB  0.315  0.172  0.217  0.125  0.15   0.072
--------  -----  -----  -----  -----  -----  -----
LPLHB.OB  0.265  0.172   0.21   0.12  0.155  0.081
--------  -----  -----  -----  -----  -----  -----
LPLHW.OB   0.08   0.04  0.055   0.03  0.055  0.007
--------  -----  -----  -----  -----  -----  -----


     The price quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

HOLDERS

     As of December 20, 2005, there were approximately 350 holders of record of Common Stock and 66 holders of record of our public warrants.

DIVIDENDS

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends or distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth.


                             PRINCIPAL STOCKHOLDERS

     As of the close of business on December 20, 2005, there were 5,511,603 shares of Common Stock issued and outstanding. There were also unexercised options and warrants issued to purchase 2,353,203 shares of Common Stock (including both vested and unvested options) outstanding on that date.

     The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on December 20, 2005, by:
-Each  of  our  directors;
-Each  of  our  executive  officers;
-Each person known to us to beneficially own more than 5% of either class of our common stock; and
-All  of  our  directors  and  executive  officers  as  a  group.
Beneficial  ownership  is  determined  in  accordance  with  the  rules  of  the
Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of September 30, 2005 are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder. Each of our directors and executive officers can be contacted at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915.


                                CLASS A VOTING COMMON

                                        NUMBER OF SHARES     PERCENTAGE
BENEFICIAL OWNER                       BENEFICIALLY OWNED     OF CLASS
----------------                       ------------------     --------
Directors
JON R. LATORELLA                               983,735(1)     16.37%
SONIA P. BEJJANI                                92,508(2)      1.65%
RALPH CARUSO                                    22,944           *
DAVID SKERRETT                                   1,995(3)        *
JOHN P. HOULIHAN                                80,595(4)      1.46%
PETER ZEKOS                                     20,700(5)        *
CHRIS ROMEO                                        -             -
MIKE RYAN                                          -             -

Officers
JAMES C. FIELDS                                 65,000(6)      1.17%

5%  or  More  Shareholders
SPECIAL  SITUATION  FUNDS
153  E.  53rd  Street
55th  Floor
New York, NY  10022                          1,410,000(7)    23,85%

SRB  GREENWAY  CAPITAL
300  Crescent  Court
Suite  1111
Dallas, TX 75201                               282,000(8)     5.04%

All directors and
executive officers
as a group (10 persons)                      2,959,477(9)    44,31%


*     Less  than  one  percent  of  outstanding  shares.
(1) Includes 499,475 shares issuable upon exercise of a fully vested stock options, with a weighted average exercise price of $17.45 per share.
(2) Includes 90,000 shares issuable upon exercise of a fully vested stock options, with an average exercise price of $26.16 per share.
(3) Consists of 225 held in IRA and 1,770 in trusts for which he is the custodian.

(4) Includes 1,500 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority. Also includes 24,900 shares of issuable upon exercise of certain immediately exercisable warrants with an exercise price of $62.07 per share.
(5) Includes 700 shares issuable upon exercise of a fully vested stock options, with an average exercise price of $15.00 per share.
(6) Includes the vested portion of stock incentive stock options to purchase up to 65,000 shares with a weighted average exercise price of $11.65 per share.
(7) Includes 505,000 shares and 200,000 shares issuable upon the exercise of warrants with an exercise price of $7.50 per share held by Special Situations Fund III, L.P. and 505,000 shares 200,000 shares issuable upon the exercise of warrants with an exercise price of $7.50 per share held by Special Situations Private Equity Fund, L.P.
(8) Includes 166,206 shares and 65,824 shares issuable upon the exercise of warrants with an exercise price of $0.15 per share held by SRB Greenway Capital,
(QP), L.P., 21,856 shares and 8,656 shares issuable upon the exercise of warrants with an exercise price of $0.15 per share held by SRB Greenway Capital, L.P., and 13,938 shares and 5,520 shares issuable upon the exercise of warrants with an exercise price of $7.50 per share held by SRB Greenway Offshore Operating Fund, L.P.
(9)     ncludes1,167,575  shares  issuable  upon  the  exercise  of  warrants. .
                                      * * *

DESCRIPTION  OF  CAPITAL  STOCK

     The  authorized  capital  of  LocatePLUS  Holdings Corporation consists of:

-     25,000,000  shares  of  Common  Stock.

The following description of our capital stock does not purport to be complete and is governed by and qualified by our Second Amended and Restated Certificate of Incorporation (which we refer to as our "Charter"), included as an exhibit to this filing, and By-laws, which are included as an exhibit to the Corporation's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on March 28, 2002 (Registration No. 333-85154).

COMMON  STOCK

Prior to December 5, 2005, the Company had outstanding two classes of stock, Class A Voting Common Stock of which there were 150,000,000 shares authorized with 111,424,416 issued, and Class B Non-Voting Common Stock of which there were 250,000,000 shares authorized with 74,505,730 issued. At the annual meeting of the shareholders held on November 12, 2005, the shareholders approved a plan of recapitalization whereby 1) each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock combine into a single class of voting common stock with 400,000,000 authorized and 185,930,146 issued, 2) effect a one-for-fifty reverse split of this new class of common stock resulting in a 8,000,000 authorized and 3,718,603 issued, and 3) increase the authorized from 8,000,000 to 25,000,000. The combination of the two classes of stock was completed on December 5, 2005. The reverse split and change in authorized shares was completed on December 12, 2005. In addition, the completion of the recapitalization triggered the mandatory conversion of certain notes payable in the amount of $8,965,000 into 1,793,000 of the new common stock.

     As of December 20, 2005, there were 5,511,603 shares of Common Stock issued and outstanding.

     The holders of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our common stock does not have any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

     COMMON  STOCK

     Shares of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock do not have cumulative voting rights.

CLASS  A  REDEEMABLE  WARRANTS

     GENERAL

     Each Common Stock Redeemable Warrant, or "public warrant," entitles the holder of 50 public warrants to purchase one share of our Common Stock for $25.00 per share. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Common Stock Redeemable Warrant certificate and as summarized below. Subject to certain limitations which are described below, our Common Stock Redeemable Warrants with an original expiration of October 12, 2005 may now be exercised at any time until April 12, 2007, which is their expiration date. Those of our Common Stock Redeemable Warrants which have not previously been exercised will expire on April 12, 2007, at the close of business (5:00 p.m. Boston time). A Common Stock Redeemable Warrant holder will not be deemed to be a holder of the underlying shares of our Common Stock for any purpose until the Common Stock Redeemable Warrant has been properly exercised.

     EXERCISE

     A Common Stock Redeemable Warrant holder may exercise our Common Stock Redeemable Warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of Common Stock underlying our Common Stock Redeemable Warrants are qualified or registered for sale under the securities laws of the state in which the holder resides (or an exemption from registration is available). We will use commercially reasonable efforts to maintain the registration of the Common Stock underlying the warrants until

April 12, 2007, and to qualify for sale the shares of Common Stock in each U.S. jurisdiction in which our Common Stock Redeemable Warrant holders reside, although we can give no guarantee that such registration will be permitted under applicable state law.

     Our Common Stock Redeemable Warrants may be exercised by delivering to our Transfer Agent the applicable Public Warrant certificate on or prior to the expiration date, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Common Stock Redeemable Warrants being exercised plus payment of any taxes required by the holder's jurisdiction. Fractional shares of Common Stock will not be issued upon exercise of our Common Stock Redeemable Warrants.

     ADJUSTMENTS  OF  EXERCISE  PRICE

     If we effect any stock split or stock combination with respect to our Class A Voting Common Stock, the exercise price in effect immediately prior to such stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Common Stock Redeemable Warrant.

     REDEMPTION

     We may repurchase the Common Stock Redeemable Warrants for $0.001 per warrant upon 30 days' notice to the holders of the Class A Redeemable Warrants in the event that the closing bid on the Over-the-Counter Bulletin Board for our Class A Voting Common Stock is at or above $62.50 per share for five consecutive days.

RESTRICTED  WARRANTS

     As of December 20, 2005, we had issued restricted warrants to purchase an aggregate of 1,410,077 shares of our Common Stock, for which the weighted average exercise price of these warrants is $7.29 per share. As of September 30, 2005, we also had issued restricted warrants to purchase an aggregate of 23,735,875 shares of our Class B Non-Voting Common Stock, for which the weighted average exercise price of these warrants is $0.20 per share. These restricted warrants include "net issuance" provisions, permitting a holder to exchange a portion of the warrants for shares of the underlying security in lieu of payment of a cash exercise price.

CONVERTIBLE  NOTE

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This convertible promissory note bears interest at the rate of 12% per annum. This note is convertible into 889 shares of our Common Stock at the election of the holder. The note originally matured on September 9, 2001. On July 22, 2002, the holder of the note agreed with us to convert the note into a demand note providing for quarterly payments of interest on the note until the principal of the note is repaid or converted. The current outstanding balance of this Note is $10,000.

On July 8, 2005 we entered into a Securities Purchase Agreement with certain institutional and accredited investors and, in a private placement exempt from the registration requirements of the Securities Act of 1933, we issued a series of convertible term notes with an aggregate principal amount of $8,000,000 due November 5, 2005, if not converted prior to such date. As part of that offering, we also issued warrants to purchase up to 32,000,000 shares of our capital stock. As part of the same offering, on August 15, 2005 we issued additional notes with an aggregate principal amount of $965,000 and terms identical to the notes issued on July 8, 2005, as well as warrants to purchase up to 3,860,000 shares of our capital stock. All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no unissued shares of our Class A Voting Common
Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock

(regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. The completion of the recapitalization triggered the mandatory conversion of these notes into 1,793,000 of Common Stock.

     We also entered into a Registration Rights Agreement whereby, among other things, we agreed to file a registration statement, of which this prospectus is a part, with the SEC, to register the resale of the shares of our capital stock that we will issue upon exercise, if any, of the warrants and conversion of the notes. We have agreed to keep the registration statement effective until all of the shares registered by this prospectus are sold or can be sold without registration and without restriction as to the number of shares that may be sold.

            LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

     Our Charter provides that members of our Board of Directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- for any breach of the director's duty of loyalty to the corporation or its stockholders;
- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
- under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
- for any transaction from which the director derived an improper personal benefit.

     Our Charter also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of members of our Board of Directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Our Charter and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Charter and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Charter, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

     We have also secured directors' and officers' liability insurance on behalf of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Charter and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and we will follow the court's determination.

                         SHARES ELIGIBLE FOR FUTURE SALE

     The  following  table  outlines our capital stock as of September 30, 2005:

Shares  Common  Stock  outstanding          5,511,603(1)

     ______________

(1) Assuming no exercise or conversion of warrants and options to purchase 2,353,203 shares of Common Stock outstanding as of December 20, 2005.

     As of December 20, 2005, our affiliates held 1,791,902 shares of our Common Stock. In general, under Rule 144, as currently in effect after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who is deemed to be our affiliate, will be entitled to sell, within any three-month period, a number of shares that does not exceed:

- 1% of the number of shares of such class of common stock then outstanding, which will equal approximately 55,116 shares.

     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the Company will be free to sell "restricted securities" (e.g., shares issued in a private placement) which have been held for at least two years without regard to the limitations described above.


                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our securities is Transfer Online, Inc. Transfer Online's address is 227 SW Pine Street, Suite 300, Portland, Oregon 97204.


                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Geoffrey T. Chalmers, Esq.

                                     EXPERTS

     The financial statements for the year ended December 31, 2003 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of Carlin, Charron, & Rosen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2004 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of Livingston and Haynes, LP., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

     Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.


                                      * * *

                         LOCATEPLUS HOLDINGS CORPORATION

                          INDEX TO FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----
Report  of  Independent  Accountants. . . . . . . . . . . . . . . . . . . .  F-2
Consolidated Balance Sheet as of December 31, 2004
  and September 30, 2005 (unaudited). . . . . . . . . . . . . . . . . . . .  F-3
Consolidated Statements of Operations for the years
  Ended December 31, 2004 and 2003, and for the nine
  months ended September 30, 2005 and 2004 (unaudited). . . . . . . . . . .  F-4

Consolidated Statements of Stockholders' Equity
  (Deficit) for the years ended December 31, 2004
  and 2003. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Consolidated Statements of Cash Flows for the years
  ended December 31, 2004 and 2003, and for the nine
  months ended September 30, 2005 and 2004 (unaudited). . . . . . . . . . .  F-6

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . .  F-7

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of LocatePLUS Holdings Corporation
Beverly,  Massachusetts

We have audited the accompanying consolidated balance sheet of LocatePLUS Holdings Corporation as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LocatePLUS Holdings Corporation and its subsidiaries as of December 31, 2004, and the results of its consolidated operations and its consolidated cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in the financial statements, the Company has an accumulated deficit at December 31, 2004 and has suffered substantial net losses in each of the last two years, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are disclosed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/LIVINGSTON  &  HAYNES,  P.C.
Livingston  &  Haynes,  P.C.
Wellesley,  Massachusetts

The accompanying financial statements as of September 30, 2005 and for the snine months ended September 30, 2005, have not been audited as disclosed in Note 1.

September  30,  2005

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Stockholders and Board of Directors of LocatePLUS Holdings Corporation
Beverly,  Massachusetts

We have audited the accompanying consolidated balance sheet of LocatePLUS Holdings Corporation as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LocatePLUS Holdings Corporation as of December 31, 2003, and the results of its consolidated operations and its consolidated cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in the financial statements, the Company has an accumulated deficit at December 31, 2003 and has suffered substantial net losses in each of the last two years, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are disclosed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



CARLIN,  CHARRON  &  ROSEN  LLP
Westborough,  Massachusetts
March  18,  2004

The accompanying financial statements for the nine months ended September 30, 2004, have not been audited as disclosed in Note 1.




LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        2005            2004
                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents . . . . . . . . . . .  $      240,571   $   1,186,939
  Accounts receivable, less
  allowance for doubtful accounts
  of 275,926 and
  180,031 at September 30, 2005
  and December 31, 2004 respectively. . . . . . .       3,689,640         956,711
  Prepaid expenses and other current assets . . .         951,118         308,065
  Notes receivable. . . . . . . . . . . . . . . .         197,336         455,458

 Total current assets . . . . . . . . . . . . . .       5,078,665       2,907,173

Property and equipment, net . . . . . . . . . . .       2,765,679       3,000,651
Other assets. . . . . . . . . . . . . . . . . . .         222,090       1,295,377

 Total assets . . . . . . . . . . . . . . . . . .  $    8,066,434   $   7,203,201

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable. . . . . . . . . . . . . . . .         932,793       2,032,557
  Accrued expenses. . . . . . . . . . . . . . . .         210,528         232,169
  Deferred revenue. . . . . . . . . . . . . . . .          68,173          58,244
  Current portion of capital lease obligation . .         235,184         597,933
  Current Notes Payable . . . . . . . . . . . . .       1,891,151       1,518,739
  Current Convertible notes payable . . . . . . .       8,974,999       1,383,440

 Total current liabilities. . . . . . . . . . . .      12,312,828       5,823,082

Capital lease obligation, net of current portion.          67,420         231,358
Notes payable . . . . . . . . . . . . . . . . . .          17,058         206,576
Convertible notes payable . . . . . . . . . . . .               -       2,165,793

 Total liabilities. . . . . . . . . . . . . . . .      12,397,306       8,426,809

Commitments and contingencies . . . . . . . . . .              --

  Class A common stock, $0.01
  par value; 150,000,000 shares
  authorized; 111,424,416 and
  96,890,978 shares issued and
  outstanding at September 30, 2005
  and December 31, 2004 respectively. . . . . . .       1,114,244         968,909
  Class B common stock, $0.01
  par value, 250,000,000 shares
  authorized; 74,505,730 shares
  issued and outstanding at
  September 30, 2005 and
December 31, 2004 respectively. . . . . . . . . .         745,057         731,692
  Additional paid-in capital. . . . . . . . . . .      26,880,363      25,391,509
  Warrants. . . . . . . . . . . . . . . . . . . .       2,410,787       2,410,787
  Common stock subscription receivable. . . . . .        (200,000)       (488,558)
  Impaired value of securities. . . . . . . . . .        (807,500)
  Accumulated deficit . . . . . . . . . . . . . .     (34,473,823)    (30,237,947)

 Total stockholders' equity . . . . . . . . . . .      (4,330,872)     (1,223,608)

 Total liabilities and stockholders' equity . . .  $    8,066,434   $   7,203,201



See independent auditors' report and notes to consolidated financial statements.




LOCATEPLUS HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

                                         FOR THE NINE MONTHS ENDED          FOR THE YEARS ENDED
                                                  SEPTEMBER 30,                  DECEMBER 31,
                                        ------------------------------  ----------------------------
                                             2005            2004           2004           2003
                                          (unaudited)      (unaudited)
                                        --------------  --------------  -------------  -------------
Revenues
   Information sales - CD-Rom. . . . .  $     369,996   $     458,004   $    550,923   $    478,278
   Information sales - online. . . . .      4,671,406       2,799,275      4,107,714      2,543,581
   Information sales - channel . . . .      3,109,902         574,156      1,028,650        263,834
   Information sales - wireless. . . .          9,435           4,625         13,095          7,417
   Engineering services. . . . . . . .        505,000         147,200        562,200        105,667
                                        --------------  --------------  -------------  -------------
   Total revenues. . . . . . . . . . .      8,665,739       3,983,260      6,262,582      3,398,777
                                        --------------  --------------  -------------  -------------
Costs and expenses:
   Costs of revenues
 CD-Rom. . . . . . . . . . . . . . . .        106,582          67,996         96,683         91,775
 Online and channel. . . . . . . . . .      2,998,852       2,875,798      3,652,714      2,606,875
 Wireless. . . . . . . . . . . . . . .            871             870          2,749
 Engineering . . . . . . . . . . . . .        123,750         124,175         26,025
   Selling and marketing . . . . . . .      1,892,015       1,039,767      1,900,984      1,049,381
   General and administrative. . . . .      5,240,852       5,046,712      6,467,306      3,804,200
   Research and Development. . . . . .        163,655         239,076        316,941              -
                                        --------------  --------------  -------------  -------------
 Total operating expenses. . . . . . .     10,525,706       9,270,220     12,559,674      7,581,005
                                        --------------  --------------  -------------  -------------
Operating loss . . . . . . . . . . . .     (1,859,967)     (5,286,960)   ( 6,297,091)    (4,182,228)
                                        --------------  --------------  -------------  -------------
Other income (expense):
   Interest income . . . . . . . . . .         16,282          68,239        159,461        137,253
   Interest expense. . . . . . . . . .     (2,393,840)       (694,256)      (747,279)      (686,315)
   Interest expense -
     amortization of discounts . . . .              -               -       (193,131)             -
   Other income. . . . . . . . . . . .          1,649          25,844         30,280         40,605
   Write-off accrued license fees. . .              -               -              -        283,500
   Impairment of Note Receivable . . .       (500,000)
                                        --------------  --------------  -------------  -------------
Net loss . . . . . . . . . . . . . . .  $  (4,235,876)  $  (5,887,133)  $( 7,547,760)  $ (4,407,185)
                                        ==============  ==============  =============  =============
Basic and diluted net loss per share .  $       (0.02)  $       (0.04)  $      (0.04)  $      (0.03)

Shares used in computing
  basic and diluted net loss per share    176,285,908     159,413,850    161,506,032    130,299,353



See independent auditors' report and notes to consolidated financial statements.




LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                                 CLASS A            CLASS B               ADDITIONAL
                                                               COMMON STOCK          COMMON STOCK          PAID-IN
                                                             SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL
                                                           ----------  --------  ----------  -----------  ------------
Balance at December 31, 2002. . . . . . . . . . . . . . .  54,850,292  $548,503  68,640,726  $  686,407   $17,749,748
Payment of stock subscription receivable. . . . . . . . .
Issuance of detachable warrants to purchase . . . . . . .
common stock in conjunction with debt . . . . . . . . . .
and lease financing . . . . . . . . . . . . . . . . . . .
Issuance of common stock in exchange
for services. . . . . . . . . . . . . . . . . . . . . . .   3,547,519    35,475   1,262,500      12,625       551,900
Issuance of Units at $0.16 per unit . . . . . . . . . . .   2,477,250    24,773                               257,695
Issuance of common stock in exchange
for services. . . . . . . . . . . . . . . . . . . . . . .                           125,000       1,250        12,500
Issuance of detachable warrants to purchase common
stock in exchange for service . . . . . . . . . . . . . .
Issuance of options to purchase common
stock as part of severance agreement. . . . . . . . . . .                                                       17,870
Exercise of options @ $0.20 . . . . . . . . . . . . . . .   1,414,450    14,145                                268,746
Net Issuance options exercised. . . . . . . . . . . . . .   2,170,909    21,709                               (21,709)
Issuance of Units at $0.16 per unit . . . . . . . . . . .                           370,370       3,704         55,227
Issuance of shares throughout the year. . . . . . . . . .   8,907,634    89,076               1,189,013
Issuance of shares in accordance with put option. . . . .   2,708,637    27,086                 623,982
Issuance of commons stock for investment in subsidiary. .                         2,500,000      25,000        262,500
Net loss for the year ended
December 31, 2003 . . . . . . . . . . . . . . . . . . . .
                                                           ----------  --------  ----------  -----------  ------------
Balance at December 31, 2003. . . . . . . . . . . . . . .  76,076,691  $760,767  72,898,596     728,986    20,967,472
Issuance of shares. . . . . . . . . . . . . . . . . . . .   2,791,532    27,915                               502,460
Issuance of shares. . . . . . . . . . . . . . . . . . . .   8,600,841    86,008                             3,228,850
Exercise of options @ $0.15 . . . . . . . . . . . . . . .     250,000     2,500                                35,000
Exercise of options . . . . . . . . . . . . . . . . . . .   3,604,350    36,044                               107,327
Net Issuance options/warrants exercised . . . . . . . . .     964,821     9,648     260,582       2,606       (12,254)
Warrants exercised. . . . . . . . . . . . . . . . . . . .       1,000        10      10,000         100         2,589
Issuance of stock and warrants in exchange
for services. . . . . . . . . . . . . . . . . . . . . . .   4,601,743    46,017                               560,065
Net loss for the year ended
December 31, 2004 . . . . . . . . . . . . . . . . . . . .
                                                           ----------  --------  ----------  -----------  ------------
Balance at December 31, 2004. . . . . . . . . . . . . . .  96,890,978   968,909  73,169,178     731,692    25,391,509



LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                             WARRANTS       STOCK            TOTAL       STOCKHOLDERS'
                                                                          SUBSCRIPTION       ACCUM           EQUITY
                                                                          RECEIVABLE        DEFICIT        (DEFICIT)
                                                           -------------  ----------  -----------------  ------------
Balance at December 31, 2002. . . . . . . . . . . . . . .  $   1,824,833  $(174,908)  $   (18,283,002))  $ 2,351,581
Payment of stock subscription receivable. . . . . . . . .                   174,908                          174,908
Issuance of detachable warrants to purchase
common stock in conjunction with debt
and lease financing . . . . . . . . . . . . . . . . . . .        208,481                                     208,481
Issuance of common stock in exchange
for services. . . . . . . . . . . . . . . . . . . . . . .                                                    600,000
Issuance of Units at $0.16 per unit . . . . . . . . . . .        113,892                                     396,360
Issuance of common stock in exchange
for services. . . . . . . . . . . . . . . . . . . . . . .                                                     13,750
Issuance of detachable warrants to purchase common
stock in exchange for service . . . . . . . . . . . . . .         49,173                                      49,173
Issuance of options to purchase common
stock as part of severance agreement. . . . . . . . . . .
Exercise of options @ $0.20 . . . . . . . . . . . . . . .                                                    282,890
Net Issuance options exercised. . . . . . . . . . . . . .                                                          -
Issuance of Units at $0.16 per unit . . . . . . . . . . .         41,069                                     100,000
Issuance of shares throughout the year. . . . . . . . . .                                                  1,278,089
Issuance of shares in accordance with put option. . . . .                                                    651,068
Issuance of commons stock for investment in subsidiary. .                                                    287,500
Net loss for the year ended
December 31, 2003 . . . . . . . . . . . . . . . . . . . .                                   (4,407,185)   (4,407,185)
                                                           -------------  ----------  -----------------  ------------
Balance at December 31, 2003. . . . . . . . . . . . . . .  $   2,237,448  $           $    (22,690,187)  $ 2,004,486
Issuance of shares. . . . . . . . . . . . . . . . . . . .                                                    530,375
Issuance of shares. . . . . . . . . . . . . . . . . . . .                                                  3,314,858
Exercise of options @ $0.15 . . . . . . . . . . . . . . .                                                     37,500
Exercise of options . . . . . . . . . . . . . . . . . . .                                                    143,370
Net Issuance options/warrants exercised . . . . . . . . .                                                          -
Warrants exercised. . . . . . . . . . . . . . . . . . . .                                                      2,699
Issuance of stock and warrants in exchange
for services. . . . . . . . . . . . . . . . . . . . . . .        173,339   (488,558)                         290,863

Net loss for the year ended
December 31, 2004 . . . . . . . . . . . . . . . . . . . .                                   (7,547,760)   (7,047,760)
                                                           -------------  ----------  -----------------  ------------
Balance at December 31, 2004. . . . . . . . . . . . . . .      2,410,787   (488,558)       (30,237,947)   (1,223,608)
                                                           =============  ==========  =================  ============




See independent auditors' report and notes to consolidated financial statements.




LOCATEPLUS HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE NINE MONTHS ENDED          FOR THE YEARS ENDED
                                                                        SEPTEMBER 30,                   DECEMBER 31,
                                                                    2005            2004            2004           2003
                                                                  (unaudited)   (unaudited)
                                                               --------------  --------------  --------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . . . . . . . . . .    ($4,235,876)    ($5,887,133)    ($7,547,760)  ($4,407,185)
     Adjustments to reconcile net loss
        to net cash used in operating activities:
              Depreciation and amortization of
                   property and equipment . . . . . . . . . .        765,244         677,570         943,473       571,527
              Provision for doubtful accounts . . . . . . . .         95,895          87,182          69,573       150,603
              Interest expense related to
                  warrants issued with debt . . . . . . . . .        199,369         132,257         193,131       327,420
              Amortization of notes receivable
                  from related parties. . . . . . . . . . . .              -               -               -         9,722
              Amortization of intangible assets . . . . . . .        118,059         119,198         158,551        28,512
              Write down of accrued license fees. . . . . . .              -               -               -       283,500
              Impairment of Note Receivable . . . . . . . . .              -               -         500,000             -
              Expense recorded for fair value of
                  stock, options, and warrants
                  issued for services . . . . . . . . . . . .        705,448          11,422         290,864       261,309
              Changes in assets and liabilities:
                   Accounts receivable. . . . . . . . . . . .     (2,828,824)       (396,808)      ( 457,472)     (449,848)
                   Prepaid expenses and other assets. . . . .       (643,052)        402,045         345,099        (5,006)
                   Accounts payable . . . . . . . . . . . . .     (1,099,764)        523,850       ( 476,909)     (113,772)
                   Accrued expenses . . . . . . . . . . . . .        (21,641)       (211,127)        809,756      (292,170)
                   Deferred revenue . . . . . . . . . . . . .          9,929        (40,317))       (206,283)       24,510
                   Security Deposits. . . . . . . . . . . . .        147,728         236,134        ( 42,105)      (24,112)
                                                               --------------  --------------  --------------  ------------
                      Net cash used in operating activities .     (6,787,485)     (4,345,707)    ( 5,420,082)   (3,634,990)
                                                               --------------  --------------  --------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Principal repayment of purchased note receivable . .        333,333         235,000         422,500       539,767
         Purchase of note receivable. . . . . . . . . . . . .        (75,211)        (64,388)      ( 119,638)     (210,021)
         Purchases of property and equipment. . . . . . . . .       (530,272)       (566,352)      ( 647,517)      (74,568)
         Proceeds from sale of property and equipment . . . .              -           1,500
                                                               --------------  --------------  --------------  ------------
                    Net cash provided by investing activities       (272,150)       (395,740)       (344,655)      256,678
                                                               --------------  --------------  --------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Repayment of debt. . . . . . . . . . . . . . . . . .     (4,331,363)       (642,897)    ( 1,013,911)     (561,790)
         Proceeds from issuance of debt . . . . . . . . . . .      9,740,653       3,250,000       4,250,000     1,816,000
         Financing fees on issuance of debt . . . . . . . . .              -        (297,000)      ( 312,000)
         Payments of obligations under capital lease. . . . .       (526,687)     (1,029,338)     (1,246,893)     (737,504)
         Proceeds from issuance of common
            stock and collection of stock
            subscriptions receivable, net of
            issuance costs. . . . . . . . . . . . . . . . . .      1,230,664       3,557,931       3,751,558     2,723,315
                                                               --------------  --------------  --------------  ------------
                    Net cash provided by financing activities      6,113,267       4,838,696       5,428,754     3,240,021
                                                               --------------  --------------  --------------  ------------
Net (decrease) increase in cash and cash equivalents. . . . .       (946,368)         97,249       ( 335,983)     (138,291)

Cash and cash equivalents, beginning of period. . . . . . . .      1,186,939       1,522,922       1,522,922     1,661,213
                                                               --------------  --------------  --------------  ------------
Cash and cash equivalents, end of period. . . . . . . . . . .  $     240,571   $   1,620,171       1,186,939     1,522,922
                                                               ==============  ==============  ==============  ============
Supplemental disclosures of cash
   flows information:
Cash paid for interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     691,429   $     378,894

Supplemental disclosure of non-cash
 investing and financing activities:
Acquisition of property and equipment
under capital leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        805,431   $   1,658,416
Relative fair value of detachable warrants
issued in conjunction with convertible debt . . . . . . . . . . . . . . . . . . . . . . . .        268,866         327,420
Issuance of common stock for subscription
     receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        488,558               -
Fair value of warrants issued in conjunction
   with services. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        261,308         261,308



See independent auditors' report and notes to consolidated financial statements.

                         LOCATEPLUS HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     NATURE  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

     LocatePLUS Holdings Corporation (the "Company") was initially incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, the Company reincorporated in Delaware and changed its name to LocatePLUS.com, Inc. On August 1, 2001, the Company changed its name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. Also, as part of the restructuring, the Company created two wholly-owned subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc. The restructuring was completed by commonly-controlled entities and, accordingly, was accounted for based on historical cost. In September 2003, the Company, through its newly formed wholly owned subsidiary Certifion Corporation, acquired all of the assets of Project Entersect Corporation. The acquisition was accounted for as a purchase and is recorded with the Company's operations from the date of purchase through December 31, 2003. In October 2003, the Company merged Voice Power Technology into its newly formed wholly owned subsidiary Dataphant, Inc. There were no assets acquired in this acquisition and the Company issued 2,500,000 shares of its Class B Non-Voting common stock to the stockholders of Voice Power Technology in consideration for a two year non-competition agreement with these stockholders. All intercompany accounts and transactions have been eliminated in consolidation.

     The Company provides access to public information such as bankruptcies, real estate transactions, motor vehicles, and drivers' licenses to commercial, private sector and law enforcement entities in the United States. Prior to March 2000, the Company delivered information to customers on compact disks. In March 2000, the Company began providing information through the Internet and in 2002 began providing information through the use of handheld wireless devices.

     UN-AUDITED  INTERIM  FINANCIAL  STATEMENTS
     The accompanying interim consolidated condensed financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America. These statements include the accounts of LocatePlus Holdings Corporation and its subsidiaries. Certain information and footnote disclosures normally included in LocatePlus Holdings Corporation's annual consolidated financial statements have been condensed or omitted in accordance with Securities and Exchange Commission ("SEC") rules for interim financial statements. The interim consolidated financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to fairly present the financial position as of September 30, 2005 and the results of operations and cash flows for the three months and nine months then ended. There were no material unusual charges or credits to operations during the recently completed fiscal quarter.

     The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the entire fiscal year. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004, which are contained in LocatePlus Holdings Corporation's Annual Report filed on Form 10-KSB filed with the SEC on May 17, 2005.

     LIQUIDITY  AND  OPERATIONS
     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial losses in each of the last two years as well as during the nine months ended September 30, 2005, and has incurred an accumulated deficit of approximately $30 million through December 31, 2004 and $34 million through September 30, 2005. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During August 2003, the Company issued a put to one investor through an equity agreement, which provides that the Company, subject to certain limitations, has the right to sell, at its discretion, up to $5 million in shares of the Company's Class A Voting Common Stock to the investor at a purchase price equal to 95% of the lowest closing bid price for the Company's Class A Voting Common Stock during a ten-day pricing period. The number of shares that the Company may sell to that investor is limited by the trading volume of the Company's Class A Voting Common Stock and certain customary closing conditions. The Company sold 17,042,761 shares for a total $4,846,291 in net proceeds from the investor through September 30, 2005.

On June 17, 2004 the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). On November 30, 2004, this note was amended to increase the principal amount to $4,000,000 and add an additional warrant. The terms, as amended, allow for this note to convert into 6,666,667 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. One Warrant provides for the purchase of up to 1,320,000 shares of Class A Common Stock at a price of $0.45 each, subject to customary adjustments, until June 17, 2009, and the additional Warrant provides for the purchase of up to 650,000 shares of Class A Common Stock at a price of $0.35 each, subject to customary adjustments, until November 30, 2009. On March 31, 2005, the Company amended its convertible term note issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company. The terms, as amended, allow for this note to convert into 6,250,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.16 per share, 3,333,333 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. On July 8, 2005 the Company used $4 million from the proceeds of an offering of convertible debt to pay in full the remaining amounts due under this note. The Warrant was unaffected by this repayment.

In July, 2005, the company raised $9 million through the issuance of convertible debt. The net proceeds were used to pay down existing debt of $4 million and the balance will be used to fund operations. Management's plans include increasing sales, expanding infrastructure, and hiring additional staff that may require the Company to obtain additional financing (through sales of equity securities or debt instruments). There can be no assurance, however that the Company's operations will be profitable or will generate sufficient cash to fund the Company's business in the future or that the Company will be able to obtain additional financing if needed. The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital.

All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no un-issued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject to adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. In conjunction with this offering, we also entered into related Registration Rights and Voting Agreements.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     CASH  EQUIVALENTS
     The Company considers all money market funds, bank certificates of deposit, and short term investments with original maturities of three months or less at the date of purchase to be cash equivalents.

     CONCENTRATION  OF  CREDIT  RISK
     Financial instruments that subject the Company to credit risk consist of cash and cash equivalents, accounts receivable and notes receivable. The risk with respect to cash and cash equivalents is minimized by the Company's policies in which such investments are placed only with highly rated financial institutions and in instruments with relatively short maturities. The financial stability of these financial institutions is frequently reviewed by senior management. The notes receivable are placed with unrelated companies that are also reviewed by management. Consequently, the carrying value of cash and cash equivalents, and notes receivable approximates their fair value based on the short-term maturities of these instruments. The risk with respect to accounts receivable is minimized by the large number of customers comprising the Company's customer base, none of which are individually significant, and by their dispersion across many geographical regions. The Company generally does not require collateral, but evaluations of customers' credit and financial condition are performed periodically.

     PROPERTY  AND  EQUIPMENT
     Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method at rates sufficient to write off the cost of the assets over their estimated useful lives.

     INTANGIBLE  ASSETS
     Costs of acquiring businesses, such as customer lists and non-compete agreements, are being amortized on a straight-line basis over 2-3 years, while deferred financing costs are being amortized over the term of the related debt.

     INCOME  TAXES
     The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The majority of the Company's deferred tax asset has been established for the expected future benefit of net operating tax loss and credit carryforwards. A valuation reserve against net deferred tax assets is required if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     REVENUE  RECOGNITION
     The Company provides access to public information such as bankruptcies, real estate transactions, motor vehicles and drivers' licenses. The Company provides this information as an online service through its website, wirelessly to handheld wireless devices, via XML over the Internet to Channel Partners, or through licenses of the information on compact disks.

     The Company updates the information contained in compact disks (CD-Roms) either quarterly or semi-annually. Revenue is recognized upon delivery to the customer of a compact disk, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility is reasonably assured. In October 2002, the Company changed its method of selling compact disks. Prior to October 2002, compact disks were sold with an upfront purchase of an annual supply of compact disks, with the purchase price allocated equally based on the number of compact disks to which the customer was entitled. Deferred revenue principally related to undelivered compact disks. Subsequent to October 2002, compact disks are sold individually and customers may choose to have the disks automatically shipped and billed at predetermined times.

     Online customers are charged fees which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.
     Wireless customers using LocatePlus Anywhere are charged a monthly subscription fee billed in arrears. Revenue is recognized on a monthly basis when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     Channel partners are charged royalty fees, which vary based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     Engineering services relate to integration services provided to a third party database provider with whom the Company has an arrangement whereby the Company provides the third party access to the Company's database. Revenue is recognized over the term of the contract when there is evidence of an arrangement, the fees are fixed or determinable, and collectibility is reasonably assured.

     COSTS  OF  REVENUES  AND  SOFTWARE  DEVELOPMENT  COSTS
     Costs of revenues relating to CD-Rom sales consist primarily of costs for data acquisition, materials and costs associated with compilation of compact disks, such as labor. Costs of revenues relating to online sales consist primarily of costs for license agreements related to data acquisition, software development and maintenance costs and costs associated with delivery of such services that include labor and depreciation.

     Software development costs are generally charged to operations as incurred, as they relate to ongoing maintenance of data and the Company's website. The Company evaluates certain software development costs for capitalization in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred relating to the Company's own personnel and outside consultants who are directly associated with software developed for internal use may be capitalized. Costs eligible for capitalization under SOP 98-1 have been immaterial to date.

     STOCK  COMPENSATION  PLANS
     The Company applies the disclosure only provisions of the Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition Disclosure" (SFAS 148") for employee stock option awards. Had compensation cost for the Company's stock option plan been determined in accordance with the fair value-based method prescribed under SFAS 123, the Company's net loss and basic and diluted net loss per share would have approximated the pro forma amounts indicated below.



                              NINE MONTHS
                                ENDED           YEAR ENDED DECEMBER 31
                            SEPTEMBER 30,
                                2005             2004           2003
                             (unaudited)
Net loss - reported . . .  $   (4,235,876)  $ (6,958,522 )  $ (4,383,229)
                           ---------------  --------------  -------------
Amortization of stock
compensation expense. . .      ( 969,485 )   ( 1,367,513 )       (84,246)
Pro forma net loss. . . .  $   (5,205,361)  $ ( 8,326,035)  $ (4,467,475)
                           ---------------  --------------  -------------
Pro forma net loss per
share - basic and diluted  $        (0.03)  $       (0.05)  $      (0.03)
                           ===============  ==============  =============


     The weighted average fair value of options granted during 2004 and 2003 was $0.05 and $0.03 respectively. The Company recognizes forfeitures as they occur. For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods.

     In 2004, the fair value of stock options used to compute pro forma net loss and net loss per share disclosures was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 34%; average risk-free interest rate of 4.03%; and an expected option holding period of 6 years. In 2003, the fair value of stock options used to compute pro forma net loss and net loss per share disclosures was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 25%; average risk-free interest rate of 3.54%; and an expected option holding period of 6 years.

     ADVERTISING
     The  Company  charges  advertising  costs  to  operations  when  incurred.
Advertising  expense  was  $308,500  in  2004  and  $9,225  in  2003.

     EARNINGS  PER  SHARE
     Basic earnings per share is based upon the weighted average number of common shares outstanding during each period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume the issuance of potential common shares that have an anti-dilutive effect. Diluted per share computations are not presented since the effect would be antidilutive.

     USE  OF  ESTIMATES
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECENT  PRONOUNCEMENTS
     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends APB Opinion No. 29, eliminating the exception to fair value accounting for nonmonetary exchanges of similar productive assets and replaces it with a general exception to fair value accounting for nonmonetary exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after September 15, 2005. The Company does not expect this statement to have a material impact on its financial statements.

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25, and allowed under the original provisions of SFAS No. 123. SFAS No. 123R requires the use of an option pricing model for estimating fair value, which is amortized to expense over the service periods. The requirements of SFAS No. 123R are effective for fiscal periods beginning after September 15, 2005. If the Company had applied the provisions of SFAS No. 123R to the financial statements for the period ending December 31, 2004, net income would have been reduced by approximately $1.4 million. SFAS No. 123R allows for either prospective recognition of compensation expense or retrospective recognition, which may be back to the original issuance of SFAS No. 123 or only to interim periods in the year of adoption. The Company is currently evaluating these transition methods.

     In October 2004, the FASB ratified the EITF consensus on Issue 04-1, Accounting for Preexisting Relationships between the Parties to a Business Combination. This consensus describes the accounting for the settlement of preexisting relationships and the re-acquisition of certain rights in a business combination. This consensus was effective for the fourth quarter of 2004 and was adopted by the Company in that quarter. This adoption did not have a material effect on the Company's results of operations, cash flows or financial position, but may impact future transactions.

3.     ACCOUNTS  RECEIVABLE,  TRADE
     Trade accounts receivable are presented net of an allowance for doubtful collections of $180,031 at December 31, 2004. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date.

4.     PREPAID  EXPENSES  AND  OTHER  CURRENT  ASSETS
     Prepaid expenses and other current assets primarily consist of approximately $98,000 in prepaid insurance and data, $107,055 in fees for financing that are being amortized over the length of the term, and $386,331 in interest receivable on notes receivable.

5.     NOTES  RECEIVABLE

     The Compant holds a demand promissory note receivable from an unrelated leasing company, with interest at 11%. The Company advanced one million dollars to an unrelated leasing company near the end of 2002 as proceeds from the Company's initial public offering were collected. There is no business relationship between the Company and this leasing company or any officers or directors of either company. Interest income on the note receivable was approximately $137,291.71 in 2004 and $100,000 in 2003 and $319,092 is unpaid at
December 31, 2004 and is included in prepaid expenses and other current assets. The remaining principal balance at December 31, 2004 was $453,508 and the remaining principal balance at September 30, 2005 was $358,508. At December 31, 2004, substantial doubt existed on collectability of these balances. An allowance of $500,000 was recorded against the outstanding balance.

The Company holds an unsecured note receivable with Paradigm Tactical Products, Inc.. There is an oral agreement to advance up to $250,000 on this note. None of the Company's officers or directors are officers or directors of Paradigm nor do any of the Company's officers or directors own stock in or have any business relationship with such entity, except that the Company is currently performing some administrative and bookkeeping services for Paradigm in exchange for approximately $1,000 per month. The Company has advanced as much as $250,000 to Paradigm in the form of cash and services. The balance of this loan at December 31, 2004 was $182,859. The balance including accrued interest at September 30, 2005 was $19,736. In October, this note was paid in full and the agreement has been cancelled.

7.     PROPERTY  AND  EQUIPMENT

     Property  and  equipment  at  December 31, 2004, consists of the following:


  Equipment                                                          $ 4,443,774
  Vehicles                                                               113,368
  Software                                                               208,234
  Furniture and fixtures                                                 389,782
  Leasehold improvements                                                 618,093
                                                                       ---------
                                                                       5,773,251
                                                                       ---------
Less  accumulated  depreciation  and amortization                      2,772,600
                                                                       ---------
Property and equipment, net                                          $ 3,000,651
                                                                      ==========


     The carrying value of assets under capital leases was $ 1,545,293.20, net of amortization of $ 976,133.38, as of December 31, 2004.

     Depreciation and amortization expense was $943,473 and $576,081 for the years ended December 31, 2004 and 2003, respectively, which includes amortization expense on the equipment under capital lease of $353,835 and $277,828 for the years ended December 31, 2004 and 2003, respectively.

8.     PREPAID  EXPENSES  AND  OTHER  CURRENT  ASSETS
     Prepaid expenses and other current assets consist of the following at December 31, 2004:



  Accrued interest receivable                                         $  319,092
  Prepaid expenses                                                       179,264
  Deferred financing costs                                               107,055
  Other                                                                   21,746
                                                                       ---------
Total                                                                  $ 627,157
                                                                       =========

9.     OTHER  ASSETS
     Other  assets  consist  of  the  following  at:
                                                   SEPTEMBER 30,    DECEMBER 31,
                                                       2005               2004

Restricted trading securities                      $  67,500          $  875,000
Customer lists and non-compete
     agreement net of amortization                    59,576             177,636
Deferred financing costs                                   -             152,150
Security deposits                                     95,014              90,591
                                                   ---------         -----------
 Total                                             $ 222,090         $ 1,295,377
                                                   =========         ===========

Restricted trading securities consist of 200,000 restricted shares of common stock in Data Evolution Holdings, Inc. (DEH), which trades over the counter under the symbol DTEV. These shares were acquired as part of an agreement to provide service and data to DEH. The service and data was at valued at $875,000. At the time the service and data was valued, November 22, 2004, the trailing 10 day average closing price of DTEV was $5.96 per share, or $1,192,000. Due to the fact that these shares were restricted, a mutually agreed upon 25% liquidity discount was applied to the value, or $894,000, as such 200,000 shares were exchanged for the service. At December 31, 2004, the 10-day trailing average closing price was $4.94 per share, or the value of the shares was $988,000. No impairment to the current value has been recorded since the carrying value is still at a 12% discount to the 10-day trailing average market value. Had the securities been adjusted to the original 25% discount, the Company would have recorded an impairment of $134,000 and the adjusted carrying value would have been $741,000. At September 30, 2005, the 10-day trailing average closing price was $0.45 per share, or the value of the shares was $90,000. An impairment to the current value has been recorded to adjust the security carrying value to the original 25% discount. The company recorded an impairment of $807,500 and the adjusted carrying value is now $67,500.

10.     ACCRUED  EXPENSES

     Accrued  expenses  consist  of  the  following  at  December  31,  2004:

Payroll and related taxes                                             $  111,120
Sales tax                                                                 37,051
Accounting, legal and professional fees                                   70,000
Other                                                                     13,998
                                                                      ----------
Total                                                                  $ 232,169
                                                                      ==========

11.     NOTES  PAYABLE
     In March 2001 the Company issued a convertible promissory note that bears interest at the rate of 12% per annum. The note is convertible into 44,444 shares of Class A Voting Common Stock at the note holder's option. The note requires quarterly payment of interest until the principal is repaid, converted or the note holder demands payment.

During 2003, the Company received $2.3 million, by issuing subordinated promissory notes bearing simple interest ranging from 10% to 12% per annum. The balance of this debt at September 30, 2005 is $1,705,000. The remaining debt is due in 2005, except for $200,000 due in 2006. In conjunction with the issuance of these notes, the Company issued warrants to purchase 2,500,000 shares of Class B Non-Voting Common stock with a weighted average exercise price of $0.14.

The Company allocated the investment proceeds between the notes and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $218,482, which was recorded as debt discount, a reduction of the carrying amount of the notes. This amount is being amortized to interest expense over the term of the debt. The unamortized balance of this debt discount is $124,899 at December 31, 2003 ($4,491 long-term). The fair value of the warrants was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 29% volatility, 3.6% average risk-free interest rate, a ten-year life and an underlying Class B Non-Voting Common Stock value of $0.14 per share.

On June 17, 2004 the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). On November 30, 2004, this note was amended to increase the principal amount to $4,000,000 and an additional warrant. The terms, as amended, allow for this note to convert into 6,666,667 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. One Warrant provides for the purchase of up to 1,320,000 shares of Class A Common Stock at a price of $0.45 each, subject to customary adjustments, until June 17, 2009, and the additional Warrant provides for the purchase of up to 650,000 shares of Class A Common Stock at a price of $0.35 each, subject to customary adjustments, until November 30, 2009. On March 31, 2005, the Company amended its convertible term note issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company. The terms, as amended, allow for this note to convert into 6,250,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.16 per share, 3,333,333 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.30 per share and 5,000,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share. On July 8, 2005 the Company used $4 million from the proceeds of an offering of convertible debt to pay in full the remaining amounts due under this note. The Warrant was unaffected by this repayment.

     In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital.

All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no unissued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. In conjunction with this offering, we also entered into related Registration Rights and Voting Agreements.

12.     RELATED  PARTY  TRANSACTIONS

     In 2004, the Company granted options to purchase an aggregate of 5,000,000 shares of Class A Voting Common Stock with an average exercise price of $1.50 per share in consideration for services rendered by members of the Company's Board of Directors.

13.     COMMITMENTS  AND  CONTINGENCIES

          OPERATING  LEASES
     The Company leases office space and equipment under various non-cancelable operating lease agreements which terminate on various dates through 2007. Rent expense amounted to $476,292 and $579,419 during 2004 and 2003, respectively.

     Future minimum payments under non-cancelable operating leases are as follows:

YEAR  ENDING  DECEMBER  31,
2005                                                                  $  487,249
2006                                                                     462,074
2007                                                                      92,775
2008                                                                       6,308
                                                                     -----------
  Total                                                              $ 1,048,406
                                                                     ===========
CAPITAL  LEASES

The Company acquired equipment under long-term capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases.
     The following is a schedule by years of future minimum lease payments under the capital leases, together with the net present value of the minimum lease payments at December 31, 2004.

YEAR  ENDING  DECEMBER  31,
   2005                                                               $  658,467
   2006                                                                  207,156
   2007                                                                   49,536
                                                                       ---------
                                                                         915,159
Less:  amounts representing interest and executory costs                  88,868
                                                                       ---------
 Present value of future minimum lease payments                          829,291
Less:  current portion of obligation under capital lease                 597,933
                                                                       ---------
Long-term obligation under capital lease                               $ 231,358
                                                                       ---------

     LICENSE  AGREEMENTS
     The Company obtains its data from multiple sources and has entered into various license agreements with the related data providers. In 2004 and 2003, the Company recorded $2,617,681 and $1,738,849 respectively in costs related to these agreements. In the event that any of the primary sources of data are no longer available to the Company, management believes that it would be able to integrate alternate sources of data without significant disruption to the business or operations, as there are currently a number of providers of such data. However, management cannot be certain such sources will be available to the Company if it needs them or at prices consistent with the Company's current sources. The Company is required to make minimum payments under these agreements as follows:

YEAR  ENDING  DECEMBER  31,

2005                                                                  $  637,755
                                                                      ----------
                                                                      $  637,755
                                                                      ==========


     The Company's operations depend upon information that includes public records. If material changes were to occur in federal or state laws regulating or prohibiting the distribution of public records, particularly credit header records, the Company's financial condition and results of operations could be materially affected. In the event that such a termination occurred, management believes it could acquire replacement data from other sources; however, such termination might have an adverse effect on the Company's operations.

     LEGAL  PROCEEDINGS
     The Company is from time to time subject to legal proceedings and claims which arise in the normal course of its business. Management believes the outcome of any pending or known matters will not have a materially adverse effect on the Company's financial position or results of operations.

     DATA  EVOLUTION  HOLDINGS,  INC.
     The Company has entered into a services agreement with Data Evolution Holdings, Inc. (DEH), which trades over the counter under the symbol DTEV. The agreement calls for the Company to purchase services from DEH that will expand our ability to distribute our product through DEH PowerSys products. The agreement calls for the Company to purchase access to PowerSys products, a feasibility study, a two-year support plan, and become a strategic alliance partner. The value of these services has not yet been determined by DEH, however, the payment of these services will be made in Company Class A Common Voting Stock that will have a four year lock-up period.

14.     INCOME  TAXES

     Deferred  tax  assets  consist  of  the  following  at  December  31:

                                                                         2004
                                                                     -----------
Net operating loss carry forwards                                    $10,350,000
Depreciation and amortization                                            300,000
Bad debt reserve                                                          73,000
Investment loss                                                          202,500
Capitalized research and development                                   1,000,000
                                                                      ----------
Gross deferred tax assets                                             11,925,500
Valuation allowance                                                 (11,925,500)
                                                                      ----------
                                                                    $          -
                                                                   =============

The Company has provided a valuation allowance for the full amount of the deferred tax assets since realization of these future benefits is not sufficiently assured. As the Company achieves profitability, these deferred tax assets may be available to offset future income tax liabilities and expenses.

At December 31, 2004, the Company had net operating loss carryforwards for federal and state income tax reporting purposes of approximately $25,500,000. The federal and state net operating loss carryforwards expire through 2024.

Certain substantial changes in the Company's ownership may occur. As a result, under the provisions of the Internal Revenue Code, the amount of net operating loss carryforwards available annually to offset future taxable income may be limited. The amount of this annual limitation is determined based upon the Company's value prior to the ownership changes taking place. Subsequent ownership changes could further affect the limitation in future years.

15.     COMMON  STOCK

     DESCRIPTION  OF  COMMON  STOCK
     On March 23, 2001, the Company amended its articles of incorporation wherein it renamed all of the authorized 150,000,000 shares of common stock, par value $0.01 per share, Class A Voting Common Stock and created a new class of stock, the Class B Non-Voting Common Stock, with 250,000,000 shares authorized for issuance.

Each Class A Voting Common stockholder is entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of both classes of common stock are entitled to dividends on a pro rata basis, when and if declared by the Company's board of directors. Through December 31, 2004, no dividends have been declared or paid.

     On August 12, 2002, the Company commenced its initial public offering of securities (Registration No. 333-85154, effective August 12, 2002), pursuant to which the Company offered up 12,000,000 units for $0.30 per unit. Each unit consisted of one share of Class B Non-Voting Common Stock and a three year redeemable warrant to purchase one share of Class A Voting Common Stock with an exercise price of $0.50 per share.

     As of December 31, 2004, a total of 17,274,989 shares of Class A Voting Common Stock were reserved for issuance upon exercise of outstanding stock option and warrant agreements. As of December 31, 2004, 10,735,875 shares of Class B Non-Voting Common Stock were reserved for issuance upon exercise of outstanding warrant agreements.

     STOCK  OPTIONS  AND  WARRANTS
     During 2002, the Company issued options to purchase 261,739 shares of Class A Voting Common Stock at an average exercise price of $0.90 per share and warrants to purchase 1,304,158 shares of Class B Non-Voting Common Stock at an average exercise price of $0.15 per share to third parties in exchange for services. The Company recorded expense of $59,573 and $190,586, respectively, associated with these options and warrants.

     During 2002, the Company issued warrants to purchase 307,184 shares of Class B Non-Voting Common Stock at an average exercise price of $0.23 per share to third parties as part of financing arrangements. The Company will record interest expense of $51,549 over the life of the financing agreements associated with these warrants.

     During 2002, the Company issued warrants to purchase 250,000 shares of Class B Non-Voting Common Stock at an exercise price of $0.22 per share to third parties in exchange for legal services. The Company will record legal expense of $29,113 over the life of the contract associated with these warrants.

     During 2002, the Company issued 36,000 shares of Class A Voting Common Stock for the exercise of warrants associated with manditorily convertible debt.

     During 2002, the Company issued 24,000 shares of Class A Voting Common Stock for the cashless exercise of 120,000 warrants associated with manditorily convertible debt.

     During 2002, the fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock average value of $0.90 per share.

     During 2002, the fair value of the warrants to purchase shares of Class B Non-Voting Common Stock was based on the Black-Scholes Model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 4.4% average risk-free interest rate, a ten-year life and an underlying Class B Non-Voting Common Stock average value of $0.18 per share.

     During 2003, the Company issued notes payable with detachable warrants for the purchase of 2,880,000 shares of Class B Non-Voting Common Stock with an average exercise price of $0.17 per share that are exercisable for a period of ten years from the date of issuance.

     During 2003, the Company issued units consisting of one share of Class B Non-Voting Common Stock and a warrant that is convertible into three shares of Class B Non-Voting Common Stock with an exercise price of $0.27 per share. A price adjustment mechanism included in the warrants provides that, if the stock price decreases, the warrants will nevertheless permit the holder to receive, upon a cashless exercise of the warrants, at least one share of Class A Voting Common Stock per unit without any cash payment. Warrants convertible into 1,111,110 shares were issued under this agreement.

     During 2003, the Company issued units consisting of one share of Class A Voting Common Stock and a warrant that is convertible into three shares of Class A Voting Common Stock with an exercise price of $0.16 per share. A price adjustment mechanism included in the warrants provides that, if the stock price decreases, the warrants will nevertheless permit the holder to receive, upon a cashless exercise of the warrants, at least one share of Class A Voting Common Stock per unit without any cash payment. Warrants convertible into 7,431,750 shares were issued under this agreement. As of December 31, 2003, 4,218,750 warrants had been exercised resulting in a net issuance of 2,107,909 shares of Class A Common Stock.

     During 2003, the Company issued warrants to purchase 1,775,000 shares of Class B Non-Voting Common Stock at an average exercise price of $0.22 per share to third parties in exchange for services. The Company recorded expense of $49,173 associated with these warrants.

     During 2004, the Company issued warrants to purchase 2,570,000 shares of Class A Voting Common Stock at an average exercise price of $0.40 per share to third parties in exchange for services. The Company recorded a discount to Note payable or expense of $173,339 associated with these warrants.

     During 2003, the fair value of the options and warrants to purchase shares of Class A Voting Common Stock was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 18% volatility, 3.9% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock average value of $0.40 per share.

     As of December 31, 2004, not including the Company's publicly traded warrant for the purchase of 12,000,000 shares of Class A Voting Common Stock, there were a total of 5,275,989 options and warrants to purchase shares of Class A Voting Common Stock and 10,735,875 options and warrants to purchase shares of Class B Non-Voting Common Stock issued outside the Stock Plans.

16.     STOCK  OPTION  PLANS

     On November 16, 1999, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan as amended (the "1999 Plan"). Under the terms of the 1999 Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the Plan. A maximum of 15,000,000 shares of Class A Voting Common Stock has been approved for issuance under the 1999 Plan of which 18,534 are available for grant at December 31, 2004. The options are not transferable except by will or domestic relations order.

     On March 28, 2003, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan (the "2003 Plan"), which was approved by the stockholders at the May 29, 2003 annual meeting. Under the terms of the 2003 Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the 2003 Plan. A maximum of 25,000,000 shares of Class A Voting Common Stock and 25,000,000 shares of Class B Non-Voting Common Stock has been approved for issuance under the 2003 Plan of which 5,000,000 and 19,300,000 Class A and Class B, respectively, were available for grant at December 31, 2004. The options are not transferable except by will or domestic relations order.

     The Board of Directors determines the exercise price and vesting period of the options at the date of grant. The exercise price for incentive stock options shall not be less than 100% of the fair market value of the Company's stock on the date of grant. The option exercise period will not exceed ten years from the date of grant. The options are generally fully exercisable when issued to directors and consultants and exercisable 25% per year and continuing over four years for employees (based on continual employment). If a grantee owns stock representing more than 10% of the outstanding shares on the date such an incentive option is granted, the price shall be at least 110% of fair market value and the maximum term of the options will be five years. The following table presents activity under the Plans for the years ended December 31, 2004 and 2003:





                                          CLASS A               CLASS B
                                  ---------------------   ------------------
                                               WEIGHTED             WEIGHTED
                                               AVERAGE              AVERAGE
                                               EXERCISE             EXERCISE
                                    SHARES      PRICE     SHARES     PRICE
                                  -----------  --------  ---------  --------

Outstanding at December 31, 2002  10,732,716       0.20          -         -
Issued . . . . . . . . . . . . .  11,480,000       0.57  5,700,000      0.20
Exercised. . . . . . . . . . . .  (1,414,450)      0.20          -         -
Canceled . . . . . . . . . . . .  (1,022,500)      0.20          -         -
                                  -----------  --------  ---------  --------
Outstanding at December 31, 2003  19,775,766       0.42  5,700,000      0.20
Issued . . . . . . . . . . . . .  16,046,000       0.80          -
Exercised. . . . . . . . . . . .  (4,162,412)      0.06          -         -
Canceled . . . . . . . . . . . .  (2,694,750)      0.21          -         -
                                  -----------  --------  ---------  --------
Outstanding at December 31, 2004  28,964,604       0.42  5,700,000      0.20
                                  -----------  --------  ---------  --------

     The following summarizes information relating to options outstanding at December 31, 2004:





CLASS A
                               OPTIONS OUTSTANDING     OPTIONS EXERCISABLE
                            -----------------------  ----------------------
                              WEIGHTED
                              AVERAGE     WEIGHTED                WEIGHTED
RANGE OF                     REMAINING     AVERAGE                 AVERAGE
EXERCISE                    CONTRACTUAL   EXERCISE                EXERCISE
PRICE            SHARES     LIFE (YEARS)    PRICE      SHARES       PRICE
0.00-0.19. .      762,881          8.83   $   0.10      421,000   $    0.04

0.20 - $0.49   16,201,723          7.91   $   0.28   13,662,798   $    0.28

0.50-1.50. .   12,000,000          8.99   $   1.29   12,000,000   $    1.29
               -----------  ------------  ---------  -----------  ---------
               28,964,604          8.38   $   0.69   26,083,798   $    0.74
               -----------  ------------  ---------  -----------  ---------





CLASS B
                           OPTIONS OUTSTANDING     OPTIONS EXERCISABLE
                        -----------------------  ---------------------
                          WEIGHTED
                          AVERAGE     WEIGHTED                WEIGHTED
RANGE OF                 REMAINING     AVERAGE                 AVERAGE
EXERCISE                CONTRACTUAL   EXERCISE                EXERCISE
PRICE        SHARES     LIFE (YEARS)    PRICE      SHARES       PRICE
..20. . .    5,700,000          8.69   $   0.20    5,700,000   $    0.20
           -----------  ------------  ---------  -----------  ---------
 . . . .    5,700,000          8.69   $    0.20   5,700,000   $    0.20
           -----------  ------------  ---------  -----------  ---------


17.     DEFINED  CONTRIBUTION  RETIREMENT  PLAN
     The Company sponsors a defined contribution retirement plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all employees. The Company may make discretionary matching contributions up to 1% of employee contributions. Company contributions vest ratably over a six-year period. Company matching contributions amounted to $6,022 and $5,925 in 2004 and 2003, respectively.

18.     SEGMENT  INFORMATION
     The Company has two reportable segments which management operates as distinct sales organizations; these two segments are segregated by the nature of products and services provided. The Company measures and evaluates its two reportable segments based on revenues and costs of revenues. The CD-Rom segment provides information on motor vehicles and drivers' licenses, contained on compact disks. The online segment provides information on individuals throughout the United States of America through the Company's website. No material operating costs, other than costs of revenues, or assets and liabilities relate to the CD-Rom segment.




                                    FOR THE NINE MONTHS ENDED     FOR THE YEAR ENDED
                                           SEPTEMBER 30,              DECEMBER 31,
                                        2005           2004          2004         2003
                                     (UNAUDITED)   (UNAUDITED)
Information sales:
 CD-Rom . . . . . . . . . . . . .  $      131,690  $     159,110  $   550,923  $  478,278
 Online and Channel . . . . . . .       2,866,067      1,136,456    5,136,364   2,807,415
                                   --------------  -------------  -----------  ----------
Total information sales . . . . .  $    2,997,757  $   1,259,566    5,687,287   3,285,693
                                   --------------  -------------  -----------  ----------
Costs of Information sales:
   CD-Rom . . . . . . . . . . . .          41,682         22,353       96,683      91,775
   Online and Channel . . . . . .       1,324,492        973,095    3,466,738   2,606,875
                                   --------------  -------------  -----------  ----------
Total costs of Information sales.  $    1,366,174  $     995,448    3,563,421   2,698,650
                                   --------------  -------------  -----------  ----------

LOCATEPLUS  HOLDINGS  CORPORATION
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  -(CONTINUED)

19.     SUBSEQUENT  EVENTS
In connection with an offering that closed on August 15, 2005 we entered into a Purchase Agreement with certain institutional and accredited investors relating to the private placement of convertible term notes issued by the Company in the principal amount of $8,965,000 and warrants to purchase up to 41,189,000 shares of our capital stock. Of the proceeds from this offering, approximately $4.1 million was used to retire current secured convertible notes, and the remainder will be used for general working capital.
All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. As there are currently no unissued shares of our Class A Voting Common Stock that are not otherwise reserved for issuance, we anticipate that these notes and warrants will be exercisable for shares of either our Class B Non-Voting Common Stock or the newly created class of common stock, if approved. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of $0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances. In conjunction with this offering, we also entered into related Registration Rights and Voting Agreements.
                         SEE INDEPENDENT AUDITORS REPORT

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
Prospectus  Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Forward-Looking  Statements . . . . . . . . . . . . . . . . . . . . . . . .    9
Use  of  Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Dividend  Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Selling  Security  Holders. . . . . . . . . . . . . . . . . . . . . . . . .    9
Plan  of  Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Selected  Consolidated  Financial  Data . . . . . . . . . . . . . . . . . .   15
Management's Discussion and Analysis of Financial Condition and Results of
   Condition and Results of Operations. . . . . . . . . . . . . . . . . . .   16
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Executive  Officers  and  Directors . . . . . . . . . . . . . . . . . . . .   31
Organization  Within  the  Past  Five  Years. . . . . . . . . . . . . . . .   37
Certain  Relationships  and  Related  Transactions. . . . . . . . . . . . .   38
Market  for  Common  Equity . . . . . . . . . . . . . . . . . . . . . . . .   39
Principal  Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Description  of  Capital  Stock . . . . . . . . . . . . . . . . . . . . . .   42
Shares  Eligible  for  Future  Sale . . . . . . . . . . . . . . . . . . . .   45
Transfer  Agent  and  Registrar . . . . . . . . . . . . . . . . . . . . . .   45
Legal  Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Additional  Information . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Index  to  Financial  Statements     F-1

                                     * * *








                                                [GRAPHIC OMITED]



























Please read this prospectus carefully. It describes our business, products and services, and financial condition and results of operations.

     We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. The information contained in this prospectus is accurate only as of its date, regardless of the time this prospectus is delivered or that our securities are sold.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS,  OFFICERS,  EMPLOYEES  AND  AGENTS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The Registrant estimates that the approximate expenses in connection with this Registration Statement, as amended, will be as follows:

SEC registration fee                                                 $   2,000
Legal fees and expenses                                                 15,000
Accounting fees and expenses                                             5,000
Miscellaneous                                                            5,000
                                                                      ----------
Total                                                                  $27,000

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

          The following is a list of the Registrant's securities sold within the past three years without registration under the Securities Act of 1933, as amended.

- From November 1999 to June 2001, the Registrant granted options to purchase 11,142,716 shares our Common Stock (now referred to as Class A Voting Common Stock) to 43 employees and consultants under the terms of the Registrant's Incentive and Non-qualified Stock Option Plan. These options have varying exercise prices. Of these options to purchase 11,142,716 shares, options to purchase 1,176,700 shares of Common Stock have been exercised. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 pursuant to Rules 701 and 506 promulgated thereunder.

- From December 1999 to February 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 120 accredited investors as such term is defined in Rule 501(a) of Regulation D, for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated under the Securities Act of 1933, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

- From March 2000 to September 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 96 accredited investors as such term is defined in Rule 501(a) of Regulation D, for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as we received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- From October 2000 through January 2001, the Registrant issued a total of $312,000 in convertible promissory notes with detachable restricted warrants to nine accredited investors as such term is defined in Rule 501(a) of Regulation D, The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

- In January 2001, the Registrant issued $200,000 in the form of a convertible promissory note with a detachable warrant to one accredited investor as such term is defined in Rule 501(a) of Regulation D, then a member of the Registrant's Board of Directors. The offer and sale of that security were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder.

- In February and March 2001, the Registrant issued $345,000 in six-month convertible term promissory notes to 11 accredited investors as such term is defined in Rule 501(a) of Regulation D, The offer and sale of that security were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

- In April 2001, the Registrant made a non-transferable offer to its stockholders who qualified as accredited investors as such term is defined in Rule 501(a) of Regulation D, to sell three shares of the Registrant's Class B Non-Voting Common Stock for $0.10 per share for each share of Class A Voting Common Stock held by each stockholder. Pursuant to that offer, the Registrant sold approximately 31.6 million shares of Class B Non-Voting Common Stock to 270 of the Registrant's stockholders. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- At various times from November 17, 2000 to March 12, 2002, the Registrant issued warrants to purchase an aggregate of 537,902 shares of Class A Voting Common Stock to 11 consultants who qualified as accredited investors as such term is defined in Rule 501(a) of Regulation D, and to members of the Registrant's Advisory Board in consideration for services rendered. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- From August 2001 to April 2002, the Registrant issued warrants to purchase an aggregate of 3,272,455 shares of Class B Non-Voting Common Stock to 17 consultants who qualified as accredited investors as such term is defined in Rule 501(a) of Regulation D, and to members of the Registrant's Advisory Board in consideration for services rendered. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- From September 2001 through February 13, 2002, the Registrant sold 20,421,510 shares of Class B Non-Voting Common Stock to 175 accredited investors as such term is defined in Rule 501(a) of Regulation D (of which 82 were existing stockholders), for $0.15 per share. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rule 506 promulgated thereunder, as we received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken. A Form D Notice of Sale of Securities Pursuant to Regulation D was not filed with the Securities and Exchange Commission in a timely manner.

- On May 22, 2002 the Registrant received $190,000 by issuing subordinated promissory notes with simple interest at ten percent per annum to five lenders. The Registrant does not believe that these subordinated promissory notes constitute securities because the subordinated promissory notes do not convert into our equity and are in the nature of commercial loans.

- On August 27, 2002, the Registrant issued warrants to purchase an aggregate of 70,000 shares of Class B Non-Voting Common Stock to two members of our Board of Directors pursuant to our Non-employee Director Stock Option Policy. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as both recipients are accredited and no general solicitation was undertaken.

- In December 2002, we issued a one-year term note with ten year, fully vested detachable warrants to an individual who, as a condition of his investment, required that he be appointed to the Board of Directors of the Company. The note bears interest at the rate of 10% per annum and is payable in one lump sum at maturity. The detachable warrants provide for the purchase of 250,000 shares of our Class B Non-Voting Common Stock with an exercise price of $0.22 per share. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the recipient is an accredited investor as such term is defined in Rule 501(a) of Regulation D, and no general solicitation was undertaken.

- On March 28, 2003, the Registrant issued warrants to purchase 105,000 shares of Class B Non-Voting Common Stock to three members of the Registrant's Board of Directors pursuant to the Registrant's Non-employee Director Stock Option Policy. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the recipients were accredited investors as such term is defined in Rule 501(a) of Regulation D, and no general solicitation was undertaken.

- Through May 2003, the Registrant issued multiple notes payable with detachable warrants in exchange for $1,500,000. The notes have an eighteen-month term and bear interest at a rate of 12% per annum payable monthly. The detachable warrants were for the purchase of 1,300,000 shares of the Company's Class B Non-Voting Common Stock at $0.10 per share. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rule 506 promulgated thereunder, as the recipient was an accredited investor as such term is defined in Rule 501(a) of Regulation D, and no general solicitation was undertaken.

- During 2003, the Registrant received $440,000, net of issuance costs, by issuing subordinated promissory notes with simple interest at 10% per annum. The terms on $75,000 of the notes require repayment 12 months from issuance and the remaining notes require repayment 18 months from issuance. In conjunction with the notes, warrants to purchase 485,000 shares of Class B Non-Voting Common stock with a weighted average exercise price of $0.14 were also issued. The offer and sale of these securities was exempt from registration under the Securities Act of 1933 under the provisions of Rule 506 promulgated thereunder, as the recipient was an accredited as such term is defined in Rule 501(a) of Regulation D, and no general solicitation was undertaken.

- During 2003, the Registrant received $398,000 by issuing units at $0.16 per unit. Each unit consists of one share of Class A Voting Common stock and a warrant that is exercisable for three shares of Class A Voting Common Stock with an exercise price at $0.16 per share. A price adjustment mechanism included in the warrants provides that, if the stock price decreases, the warrants will nevertheless permit the holder to receive, upon a cashless exercise of the warrants, at least one share of Class A Voting Common Stock per warrant without any cash payment. The offer and sale of these securities was exempt from registration under the Securities Act of 1933 under the provisions of Rule 506 promulgated thereunder, as the recipient was an accredited as such term is defined in Rule 501(a) of Regulation D, and no general solicitation was undertaken.

- During June 2003, the Registrant issued 2,500,000 shares of Class A Voting Common Stock to one accredited investor as such term is defined in Rule 501(a) of Regulation D, and 125,000 shares of Class B Non-Voting Common Stock to three accredited investors as such term is defined in Rule 501(a) of Regulation D. The Registrant believes that the offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of
Section  4(2)  thereunder.

- During June 2003, the Registrant issued a put to one investor, which provides that the Registrant, subject to certain limitations, may sell up to $5 million in shares of Class A Voting Common Stock. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 under the provisions of Rules 506 and 508 promulgated thereunder, as the Registrant received representations from the purchaser that it was an accredited investor as such term is defined in Rule 501(a) of Regulation D, at the time of the offer and sale and no general solicitation was undertaken. To date, the Registrant has issued 7,915,427 shares of Class A Voting Common Stock pursuant to its exercise of the put, resulting in net proceeds of $2,797,914 to the Registrant.

- On June 8, 2004, the Registrant issued 4,000,000 shares of Class A Votin Stock to NFC Corporation in exchange for certain investor relations services to be performed by NFC for the benefit of the Registrant. The offer and sale of these securities were exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) and Rule 506 promulgated thereunder as the Registrant received representations from the purchaser that it was an accredited investor at the time of the offer and sale and no general solicitation was undertaken.

- On June 17, 2004 we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company, relating to the private placement of a convertible term note issued by the Company in the principal amount of $3,000,000 due June 17, 2007 (the "Note"), and a common stock purchase warrant (the "Warrant"). We also entered into related security documents and a Registration Rights Agreement. The Note is convertible into 7,500,000 shares of our Class A Voting Common Stock at a fixed conversion rate of $0.40 per share and the Warrant provides for the purchase of up to 1,320,000 shares of Class A Common Stock at a price of $0.45 each, subject to customary adjustments, until June 17, 2009. On July 8, 2005 the Company used $4 million from the proceeds of an offering of convertible debt to pay in full the remaining amounts due under this note. The Warrant was unaffected by this repayment. Therefore, an aggregate of 1,320,000 shares of Class A Common Stock are issuable upon exercise of the Warrant.

- On July 8, 2005 we entered into a Securities Purchase Agreement with certain institutional and accredited investors and, in a private placement exempt from the registration requirements of the Securities Act of 1933, we issued a series of convertible term notes with an aggregate principal amount of $8,000,000 due November 5, 2005, if not converted prior to such date. As part of that offering, we also issued warrants to purchase up to 32,000,000 shares of our capital stock. As part of the same offering, on August 15, 2005 we issued additional notes with an aggregate principal amount of $965,000 and terms identical to the notes issued on July 8, 2005, as well as warrants to purchase up to 3,860,000 shares of our capital stock. All of the notes are convertible, and the warrants are exercisable, first into as many shares of our Class A Voting Common Stock, par value $0.01 per share, as are available for issuance at the time of conversion or exercise, and then into shares of our Class B Non-Voting Common Stock, par value $0.01 per share. As part of our agreement with these investors, we have agreed to seek the approval from our stockholders of the recapitalization of each outstanding share of our Class A Voting Common Stock and our Class B Non-Voting Common Stock into a single class of voting common stock, as well as a one-for-fifty reverse split of this new class of common stock. If our stockholders approve these measures, the notes will automatically convert into shares of the new class of common stock, and any unexercised warrants will be exercisable for shares of that class of stock as well. Without taking into consideration interest payable on the notes, the notes are convertible into 89,650,000 shares of our common stock (regardless of class) at a current conversion rate of $0.10 per share and the warrants are exercisable for ten years from the date they were issued for up to 41,189,000 shares of our common stock (regardless of class) at a current exercise price of

$0.15 per share. The conversion price of the notes and the exercise price of the warrants are each subject adjustment for a variety of events, including, for example, payment of dividends, certain mergers or asset sales, and certain securities issuances.
We also entered into a Registration Rights Agreement whereby, among other things, we agreed to file a registration statement, of which this prospectus is a part, with the SEC, to register the resale of the shares of our capital stock that we will issue upon exercise, if any, of the warrants and conversion of the notes. We have agreed to keep the registration statement effective until all of the shares registered by this prospectus are sold or can be sold without registration and without restriction as to the number of shares that may be sold.

ITEM  27.   EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

1.1 Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated March 15, 2002.**
1.2 Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated June 18, 2002.**
1.3 Second Amendment to Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated July 22, 2002.**
3.1 Second Amended and Restated Certificate of Incorporation of LocatePLUS Holdings Corporation, as filed with the Secretary of State of the State of Delaware on March 19, 2002.**
3.2     By-Laws  of  LocatePLUS  Holdings  Corporation.**
4.1 Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated March 22, 2002.**
4.2     Form  of  Warrant  Certificate.**
4.3     Form  of  Unit  Certificate.**
4.4     Form  of  Class  A  Voting  Common  Stock  Certificate.**
4.5     Form  of  Class  B  Non-Voting  Common  Stock  Certificate.**
4.6 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class A Voting Common Stock).**
4.7 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class B Non-Voting Common Stock).**
4.8     Form  of  Convertible  Subordinated  Promissory  Note ("Bridge Note").**
4.9     Form  of  Detachable  Warrant  Agreement  ("Bridge  Warrant").**
4.10     $10,000  Convertible  Promissory  Note,  dated  March  9,  2001.**
4.11     Amended  form  of  Warrant  Certificate.**
4.12 Amended and Restated Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated June 20, 2002.**
4.13     Amendment  to  $10,000  Convertible  Promissory  Note,  dated  July 23,
2002.**
5.1     Opinion  of  Geoffrey  T.  Chalmers,  Esq.
10.1 Master Lease Agreement between Cummings Properties, Inc. and Worldwide Information, Inc., dated November 20, 1999.**
10.2 Database License Agreement between Worldwide Information, Inc. and TransUnion Corporation, undated.(1)**
10.3 Database License Agreement between LocatePLUS.com, Inc. and Hogan Information Services Co., dated November 27, 2001.(1)**
10.4 License Agreement between Worldwide Information, Inc. and First American Real Estate Solutions, LLC, dated March 31, 1999.(1)**
10.5 Channel Partner Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated September 1, 2001.**
10.6 Letter Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated December 19, 2001.**
10.7     Secured  Note,  dated  June  1,  2001.**
10.8 $750,000 Loan Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.9 Security Agreement between LocatePLUS Holdings Corporation and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.10 Pledge Agreement between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.11 Mortgage between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.12 Guaranty Agreement, between Jon R. Latorella and Gemstone Investment Company, Inc., dated June 4, 2002.**
10.13 $175,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
10.14 $100,000 Ten Year Term Promissory Note, made by Jon R. Latorella, dated January 3, 2000.**
10.15 $125,000 Ten Year Term Promissory Note, made by Robert A. Goddard, dated January 3, 2000.**
10.16 $750,000 Promissory Note, made by LocatePLUS Holdings Corporation, dated June 4, 2002.**
10.17     Amendment  to  $750,000  Promissory  Note,  dated  August  30, 2002.**
10.18     Securities  Purchase  Agreement  dated  June  17, 2004, by and between
LocatePLUS  Holdings  Corporation  and  Laurus  Master  Fund,  Ltd.**
10.19     Convertible  Term  Note dated June 17, 2004, by and between LocatePLUS
Holdings  Corporation  and  Laurus  Master  Fund,  Ltd.**
10.20 Registration Rights Agreement dated June 17, 2004, by and between LocatePLUS Holdings Corporation and Laurus Master Fund, Ltd.**
10.21 Common Stock Purchase Warrant issued to the Laurus Master Fund, Ltd. under the Securities Purchase Agreement.**
10.22 Master Security Agreement dated June 17, 2004, by LocatePLUS Holdings Corporation and its subsidiaries.**
10.23 Stock Pledge Agreement dated June 17, 2004, by and among Laurus Master Fund, Ltd., LocatePLUS Holdings Corporation and its subsidiaries.**
10.24 Subsidiary Guaranty dated June 17, 2004, by the subsidiaries of LocatePLUS Holdings Corporation.**
10.25 Investor Relations Consulting Agreement with NFC Corporation dated June 8, 2004.
10.26 Purchase Agreement dated July 8, 2005, by and between LocatePLUS Holdings Corporation and certain Investors named therein, as amended August 12, 2005.**
10.27 Form of 3% Senior Convertible Note dated July 8, 2005 and August 15, 2005, by and between LocatePLUS Holdings Corporation and each of the Investors named  in  Exhibit  10.26.**
10.28 Registration Rights Agreement dated July 8, 2005, by and between LocatePLUS Holdings Corporation and certain Investors named therein, as amended August 12, 2005.**
10.29     Form of Common Stock Purchase Warrant issued to the Investors named in
Exhibit  10.26.**
10.30 Voting Agreement dated July 8, 2005, by LocatePLUS Holdings Corporation, the Investors named therein, and Jon R. Latorella.**
10.31 Financial Advisory Agreement between LocatePLUS Holdings Corporation and Laidlaw & Company, Ltd. dated May 25, 2005.**
     21.1          Subsidiaries  of  LocatePLUS  Holdings  Corporation.**
23.1     Consent  of  Geoffrey  T.  Chalmers,  Esq.  (filed  with  exhibit  5.1)
23.2     Consent  of  Livingston & Haynes, P.C.
23.3     Consent  of  Carlin,  Charron  &  Rosen  LLP.
99.1 Escrow Agreement by and between American Pacific Bank, Transfer Online, Inc., Oftring & Co., Inc. and LocatePLUS Holdings Corporation, dated June 20, 2002.**
99.2 Subscription Agreement (for use in states in which the Registrant's securities are being registered by coordination or qualification).**
99.3 Subscription Agreement (for use in the Commonwealth of Massachusetts only).**

**  Previously  filed  with  the  Commission.
 (1)  Confidential  treatment  sought  by  the  Registrant.

ITEM  28.   UNDERTAKINGS

     The  undersigned  Registrant  hereby  undertakes  to:

     (1) For determining any liability under the Securities Act of 1933, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in the offering:

     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

     (A) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (C) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement, as amended, to be signed on its behalf by the undersigned, in the Commonwealth of Massachusetts, on September 23, 2004.

     LOCATEPLUS  HOLDINGS  CORPORATION
     (Registrant)

     By  Jon R. Latorella
          Chairman,  President  and  Chief  Executive  Officer


     Each person whose signature appears below appoints Jon R. Latorella as his or her attorney-in-fact, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, on Form SB-2 of LocatePlus Holdings Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement, as amended, was signed by the following persons in the capacities and on the dates stated.

SIGNATURE          TITLE                                       DATE
-----------------  -------------------------------------       -----------------

Jon R. Latorella   Chairman of the Board, President            February 27, 2006
                   and Chief Executive Officer

James  C. Fields   Acting Chief Financial Officer              February 27, 2006
                   (Chief Accounting Officer)

Sonia P. Bejjani   Director,                                   February 27, 2006
                   President, Worldwide Information, Inc.

John P. Houlihan   Director                                    February 27, 2006

Peter Zekos        Director                                    February 27, 2006

Thom Murphy        Director                                    February 27, 2006

Mike Ryan          Director                                    February 27, 2006

Chris  Romeo       Director                                    February 27, 2006

Ralph Caruso       Director                                    February 27, 2006

David Skerrett     Director                                    February 27, 2006